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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ASSET ACCEPTANCE CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Asset Acceptance Capital Corp.
28405 Van Dyke Avenue
Warren, Michigan 48093
(586) 939-9600

Dear Stockholder:

It is my pleasure to invite you to attend the Asset Acceptance Capital Corp. 2007 Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 22, 2007, at 9:00 a.m. at the Best Western Sterling Inn, 34911 Van Dyke Ave., Sterling Heights, Michigan. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as Directors.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares by mail. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

Thank you for your support of Asset Acceptance Capital Corp.

Sincerely,

ASSET ACCEPTANCE CAPITAL CORP.

Nathaniel F. Bradley IV
Chairman of the Board, President and
Chief Executive Officer
April 24, 2007

Notice of Annual Meeting of Stockholders
To Be Held On May 22, 2007

Time:	9:00 a.m., Tuesday, May 22, 2007

Place:	Best Western Sterling Inn, 34911 Van Dyke Ave., Sterling Heights, Michigan 48312.

Items of Business:	1. Elect three Directors each to serve for a term of three years.

2. Approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan.

3. Transact any other business properly brought before the meeting.

Annual Report:	The 2006 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a Stockholder on March 31, 2007.

Date of Mailing:	This Notice and Proxy Statement are first being mailed to Stockholders on or about April 24, 2007.

By Order of the Board of Directors

Nathaniel F. Bradley IV
Chairman of the Board,
President and Chief Executive Officer

Asset Acceptance Capital Corp.
28405 Van Dyke Avenue
Warren, Michigan 48093
(586) 939-9600
www. assetacceptance.com
Proxy Statement
For
Annual Meeting of Stockholders

About The Meeting

What am I voting on?

You will be voting to elect three Directors, each to hold office until the 2010 Annual Meeting of Stockholders or until a successor is appointed and qualified. You are also voting on the approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan.

Who is soliciting my Proxy?

The Company’s Board of Directors is soliciting your Proxy to be used at the 2007 Annual Meeting of Stockholders. The Company will pay the entire cost of soliciting Proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company’s Common Stock at the Company’s expense. In addition to solicitation by mail, Officers and other employees of the Company may solicit Proxies personally, by telephone or by fax.

Who is entitled to vote?

You may vote if you owned Common Stock of the Company as of the close of business on March 31, 2007. Each share of Common Stock is entitled to one vote on any matter voted on at the Annual Meeting. As of March 31, 2007 we had 34,698,625 shares of Common Stock outstanding.

How do I vote?

You can vote in one of two ways:

■	By completing and mailing your proxy card.
■	By ballot at the Annual Meeting.

May I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting by:

■	Delivering a written notice of revocation, with a later date than the proxy card, to Asset Acceptance Capital Corp.’s Secretary, Mark A. Redman, at the Company’s address, at or before the meeting.
■	Signing another proxy card with a later date and returning it to the address on the proxy card before the meeting.
■	Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted by the persons named in the enclosed proxy card “For” the election of the nominee Directors and “For” approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is LaSalle Bank National Association and you may reach them by phone at (888) 606-3971.

Who may attend the meeting?

The Annual Meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at (586) 939-9600 – option 5. We look forward to having you at the meeting.

May Stockholders ask questions at the meeting?

Yes, representatives of the Company will answer Stockholder questions of general interest at the meeting.

How many votes must be present to hold the meeting?

In order for us to hold the meeting, a majority of our outstanding shares of Common Stock as of March 31, 2007 (or 17,349,313 shares) must be present in person or by Proxy. This majority is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting or if you properly return a Proxy by mail. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

How many votes are needed to elect Directors and to approve the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan?

The three Director nominees receiving the highest number of “For” votes will be elected as Directors. If a nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional persons as designated by the Board to replace such nominee. However, the Board does not anticipate that this will occur.

The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote will be required for the approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan. Abstentions will count against this proposal.

Generally, shares not voted, whether by marking “Withhold Authority” on your proxy card or by broker non-votes (which are described above), will not be considered in the election of Directors or the approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan. Unless a properly executed proxy card is marked “Withhold Authority,” in the case of the election of Directors, or “Against” or “Abstain,” in the case of the approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan, the Proxy given will be voted “For” each of the three Director nominees and “For” the approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan.

The Company’s Board recommends that you vote “For” each of the nominees of the Board of Directors and that you vote “For” the approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan.

Can my shares be voted on matters other than those described in this Proxy?

Yes, if any other item or proposal properly comes before the meeting, the Proxies received will be voted in accordance with the discretion of the Proxy holders. The Company, however, has not received proper notice of, and is unaware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

When are Stockholder proposals due for the 2008 Annual Meeting?

To be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders, proposals must be received by the Company not later than December 26, 2007. Such proposals should be addressed to the Company’s Secretary at 28405 Van Dyke Avenue, Warren, Michigan 48093. Stockholder proposals to be presented at the 2008 Annual Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company not later than February 22, 2008 in accordance with procedures in the Company’s Bylaws.

How do I obtain more information about Asset Acceptance Capital Corp.?

More information on Asset Acceptance Capital Corp. can be obtained by:

■	Contacting Investor Relations at (586) 939-9600 – option 5.
■	Going to our website at www.assetacceptance.com.
■	Writing to: Asset Acceptance Capital Corp.Attn: Investor Relations28405 Van Dyke AvenueWarren, Michigan 48093

Upon request, Asset Acceptance Capital Corp. will provide additional copies of the Company’s 2006 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, and the Proxy Statement.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Election of Directors

Nominees for Election as Directors for Term Ending Upon the 2010 Annual Meeting of Stockholders (Class III Directors):

Nathaniel F. Bradley IV	Director since 2003 Age 50
Mr. Bradley is the Chairman of the Board of Directors, President and Chief Executive Officer of Asset Acceptance Capital Corp. He joined our predecessor, Lee Acceptance Company, in 1979 and co-founded Asset Acceptance Corp. in 1994. Mr. Bradley served as Vice President of our predecessor from 1982 until 1994 and was promoted to President of Asset Acceptance Corp. in 1994. He was named our Chief Executive Officer in June 2003. He was named Chairman of the Board in February 2006.

Anthony R. Ignaczak	Director since 2003 Age 42
Mr. Ignaczak joined Quad-C Management, Inc. in 1992 and has, since May 1993, been a Partner with Quad-C Management, Inc. in Charlottesville, Virginia. Prior to 1992, Mr. Ignaczak was an Associate with the Merchant Banking Group at Merrill Lynch and a member of the Mergers and Acquisitions department of Drexel, Burnham, Lambert Inc. He was named our Independent Presiding Director in February 2006.

William I Jacobs	Director since 2004 Age 65
Mr. Jacobs formed WIJ & Associates in 2002 as President. From May, 2000 until 2002, Mr. Jacobs served as the Chief Financial Officer and Director of NewPower Holdings Inc., a provider of energy and related services. In June 2002, NewPower Holdings Inc. and its subsidiaries filed voluntary petitions with the U.S. Bankruptcy Court for the Northern District of Georgia seeking reorganization under Chapter 11 of the U.S. Bankruptcy Code, with the confirmation of reorganization occurring in October 2003. Prior to May 2000, Mr. Jacobs served as Senior Executive Vice President of MasterCard International. Mr. Jacobs is a Director of Investment Technology Group, Inc. (NYSE: ITG), and Global Payments, Inc. (NYSE: GPN).

Continuing Directors for Term Ending Upon the 2008 Annual Meeting of Stockholders (Class II Directors):

Terrence D. Daniels	Director since 2003 Age 64
Mr. Daniels has been a Partner with Quad-C Management, Inc., a private equity firm based in Charlottesville, Virginia, since its formation in November 1989. Prior to November 1989, Mr. Daniels served as Vice Chairman and Director of W.R. Grace & Co., as Chairman, President and Chief Executive Officer of Western Publishing Company, Inc. and as Senior Vice President for Corporate Development of Mattel, Inc.

William F. Pickard	Director since 2004 Age 66
Since 1997, Dr. Pickard has served as the Chief Executive Officer of Global Auto Alliance. Dr. Pickard also serves as the Chief Executive Officer of VITEC, LLC, Global Automotive Alliance LLC, Grupo Antolin-Wayne. Dr. Pickard also serves as a part time instructor for the University of Michigan School of Business. Since 1991, Dr. Pickard has served as a member of the advisory board for LaSalle Bank Midwest N.A., Troy, Michigan, and its predecessor institutions.

Continuing Directors for Term Ending Upon the 2009 Annual Meeting of Stockholders (Class I Directors):

Jennifer L. Adams	Director since 2004 Age 47
In 1991 Ms. Adams joined World Color Press, Inc. as Vice President and General Counsel and remained with World Color Press, Inc. in a number of capacities until 1999, when she left World Color Press as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Prior to joining World Color Press, Inc., Ms. Adams was an associate with the law firm of Latham & Watkins.

Donald Haider	Director since 2004 Age 65
Since 1973, Dr. Haider has been a Professor of Management at Northwestern University’s Kellogg School of Management first as an Assistant, then Associate and Professor of Management since 1990. Dr. Haider began his academic career in 1971 as an Assistant Professor at Columbia University. Dr. Haider serves on the Board of Directors of La Salle National Bank, N.A., Chicago, Illinois, and Fender Musical Instruments, Scottsdale, Arizona.

H. Eugene Lockhart	Director since 2004 Age 57
Since May 2005, Mr. Lockhart has been a Partner in Diamond Castle Holdings, LLC, an independent private equity investment fund based in New York, New York. From February 2003 until May 2005, Mr. Lockhart was a Venture Partner for Oak Investment Partners, a private equity investment firm. From February 2000 until February 2003, Mr. Lockhart served as the President and Chief Executive Officer of NewPower Holdings Inc., a provider of energy and related services. In June 2002, NewPower Holdings Inc. and its subsidiaries filed voluntary petitions with the U.S. Bankruptcy Court for the Northern District of Georgia seeking reorganization under Chapter 11 of the U.S. Bankruptcy Code, with the confirmation of the related plan of reorganization occurring in October 2003. Prior to joining NewPower Holdings Inc. in February 2000, Mr. Lockhart served at AT&T Corporation as President of Consumer Services from July 1999 until February 2000 and as President and Chief Marketing Officer from February 1999 until June 1999. From April 1997 until October 1998, Mr. Lockhart served as President, Global Retail, of Bank of America Corporation, a financial services firm, and from March 1994 until April 1997, he served as President and Chief Executive Officer of MasterCard International, Inc., a credit card company. Mr. Lockhart is a member of the American Institute of Certified Public Accountants. Mr. Lockhart also serves as a Director of RadioShack Corporation (NYSE: RSH), IMS Health, Inc. NYSE: RX) and Huron Consulting Group, Inc. (NASDAQ: HURN).

Information Regarding the Board of Directors

Makeup of the Board:	Currently, the Board is comprised of eight Directors. If a nominee is unable to serve, the person designated as Proxy holder for the Company will vote for the remaining nominees and for such other person as the Board may nominate.

The Board has determined that each of Ms. Adams, Mr. Daniels, Dr. Haider, Mr. Ignaczak, Mr. Jacobs, Mr. Lockhart and Dr. Pickard are independent as defined under Rule 4200 of the listing standards of the National Association of Securities Dealers (“NASD”).

Length of Board Term:	Directors who are elected at this Annual Meeting will hold office until the 2010 Annual Meeting of Stockholders (or until a successor has been duly appointed and qualified). All nominees are currently Directors and have agreed to serve if elected. The continuing Directors serve for terms expiring at the 2008 and 2009 Annual Meetings of Stockholders, as the case may be (or until a successor has been duly appointed and qualified), as described earlier under the caption “Election of Directors”.

Number of Meetings in 2006:	The Board met seven times in 2006. All of the Directors attended at least 75% of the Board and his or her respective Committee meetings which were held during his or her time of service on the Board and such Committees, except for Mr. Daniels who attended 71% of the Board meetings.

Board Committees:	The Board has three standing Committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Under their respective charters, each of these Committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.

Audit Committee:

The Audit Committee met twelve times during 2006.

Members:

■ H. Eugene Lockhart (chairperson)
■ Jennifer L. Adams
■ Donald Haider
■ William I Jacobs
■ William F. Pickard

Responsibilities:

■ Primary function is to assist the Board in fulfilling its financial oversight responsibilities.
■ Reviews the financial information provided to Stockholders and the Securities and Exchange Commission (“SEC”).
■ Reviews the corporate accounting and financial reporting practices.

■ Appoints the Company’s independent registered public accounting firm.
■ Approves the scope of the audit and related audit fees.
■ Monitors systems of internal financial controls and financial reporting processes, including compliance with Section 404 of the Sarbanes-Oxley Act.
■ Reviews capital investments.
■ Approves purchases of portfolios of charged-off consumer receivables above a certain investment threshold.

The Board has determined that (1) Mr. Jacobs and Mr. Lockhart are “audit committee financial experts,” as defined in Item 407 of SEC Regulation S-K; (2) each member of the Audit Committee is independent under Rule 4200 of the listing standards of the NASD and SEC Rule 10A-3; and (3) each member of the Audit Committee is qualified to serve on the Committee under Rule 4350 of the listing standards of the NASD.

The Board has adopted a written charter for the Audit Committee, which is available on our website at www.assetacceptance.com.

Compensation Committee:

The Compensation Committee met eight times during 2006.

Members:

■ Donald Haider (chairperson)
■ Jennifer L. Adams
■ Anthony R. Ignaczak
■ William I Jacobs
■ William F. Pickard

The Board has determined that each member of the Compensation Committee is independent under Rule 4200 of the listing standards of the NASD.

Responsibilities:

■ Primary function is to consider and establish executive officer compensation, and the compensation programs, plans, benefits and awards for executive officers, including the administration of the Company’s 2004 Stock Incentive Plan.
■ Considers and recommends to the Board proposals for Director compensation.
■ Reviews and discusses with management the Company’s Compensation Discussion and Analysis included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.
■ Prepares annual Compensation Committee Report.
■ Evaluates the performance of the Company’s executive officers.
■ Oversees the Company’s succession planning for its executive officers.

The Board has adopted a written charter for the Compensation Committee which is available on our website at www.assetacceptance.com.

The Compensation Committee Charter does not provide for any delegation of the Committee’s authority regarding executive officer and director compensation, other than for subcommittees comprised of one or more members of the Compensation Committee. The Company’s Chief Executive Officer makes recommendations to the Compensation Committee on most compensation matters involving executive officers other than himself.

From time to time the Compensation Committee has engaged Frederic W. Cook & Co., Inc., a compensation consultant, to provide data on executive officer or Director compensation for the Committee’s consideration, including an analysis of survey and competitive information.

Nominating and Corporate Governance Committee:

The Nominating and Corporate Governance Committee met five times during 2006.

Members:

■ Jennifer L. Adams (chairperson)
■ Donald Haider
■ Anthony R. Ignaczak
■ William I Jacobs

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under Rule 4200 of the listing standards of the NASD.

Responsibilities:

■ Develops and recommends to the Board criteria for Board and Board Committee membership and oversees searches to identify potential candidates.
■ Assists the Board in identifying, screening and recommending qualified candidates to serve as Directors and reviews Director candidates submitted by Stockholders.
■ Recommends to the Board the nominees to fill new positions or vacancies as they occur among the Directors.
■ Reviews independence requirements under applicable law or rules of The Nasdaq Stock Market.
■ Develops and recommends to the Board a Code of Business Conduct and a set of Corporate Governance Policies applicable to the Company.
■ Reviews corporate governance documents periodically and recommends appropriate changes.
■ Oversees the annual evaluations of the Board and its Committees.

■  Considers and acts upon conflicts of interest, including related party transactions required to be disclosed in this Proxy Statement and other filings under applicable SEC guidelines, in accordance with the procedures set forth in our Code of Business Conduct and our charter for the Nominating and Corporate Governance Committee.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.assetacceptance.com.

Corporate Governance

General:	The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its Stockholders. The Board at least annually reviews its corporate governance practices and policies as set forth in its Code of Business Conduct and its Corporate Governance Policies.

Independent Presiding Director:	The Board of Directors appointed Mr. Bradley, then the President and Chief Executive Officer, as the Chairman of the Board effective March 1, 2006. As a result of Mr. Bradley’s role as both Chairman of the Board and Chief Executive Officer, the Company has established the role of Independent Presiding Director. The Independent Presiding Director (i) presides at executive sessions of the independent Directors of the Company; (ii) serves as a liaison between independent Directors and the Chairman of the Board and other members of senior management; (iii) consults with the Chairman of the Board and the Corporate Secretary on the agenda for Board of Directors meetings; (iv) presides at Board of Directors meetings in the absence of the Chairman of the Board and on any matters on which the Chairman of the Board has a conflict of interest; and (v) handles other matters as may be requested by either the independent Directors of the Board of Directors or by the Chairman of the Board. The Company believes that having an Independent Presiding Director assists in Board oversight of management and also facilitates open communication between management and the Board of Directors. Mr. Ignaczak has served as our Independent Presiding Director since February 2006.

Nomination of Directors:	The Nominating and Corporate Governance Committee, in accordance with its charter and the Board’s governance principles, seeks to select a Board that is, as a whole, strong in its collective knowledge and has diverse skills and experience concerning accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk assessment, industry knowledge, and corporate governance. When reviewing a potential candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of Director attributes.

In considering whether to recommend any candidate for inclusion as a Director nominee, the Committee will apply the criteria set forth in the Corporate Governance Policies adopted by the Board and in applicable Committee charters. These criteria include the candidate’s character and integrity, business acumen, experience inside and outside of the business community, personal commitment, diligence, conflicts of interest and the ability to act in the balanced, best interests of the Stockholders as a whole rather than special interest groups or constituencies.

The Committee will consider nominations submitted by Stockholders. Stockholders who wish to recommend a nominee may do so by writing to:

Mark A. Redman Secretary Asset Acceptance Capital Corp. 28405 Van Dyke Avenue Warren, Michigan 48093

To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders, a Stockholder recommendation for a Director must be received by the Company’s Secretary no later than February 22, 2008. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee.

The process followed by the Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Stockholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All Director nominees recommended for election by the Stockholders at the 2007 Annual Meeting are current members of the Board.

The Committee did not receive any nominations from Stockholders for the 2007 Annual Meeting.

Stockholder Communications with Directors:	The Board has established a process for Stockholders to communicate with members of the Board. The chairperson of the Nominating and Corporate Governance Committee is responsible for monitoring communications from Stockholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. The chairperson of the Nominating and Corporate Governance Committee will forward all communications to all Directors if they relate to appropriate matters and may include suggestions or comments from the chairperson of the Nominating and Corporate Governance Committee. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications to the Board may do so by writing to:

Ms. Jennifer L. Adams Chairperson of the Nominating and Corporate Governance Committee Asset Acceptance Capital Corp. 28405 Van Dyke Avenue Warren, MI 48093

Annual Meeting Attendance Policy:	The Board’s policy is that all Directors should attend the Annual Meeting of Stockholders if reasonably possible. All members of the Board of Directors attended the 2006 Annual Meeting of Stockholders.

Board and Director Evaluation:	The Board conducts annual performance evaluations of the Board as a whole and the individual Committees.

Compensation of Directors

General:	The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In establishing Director compensation, the Company considers the significant amount of time that our Directors expend in fulfilling their duties to the Company and the skills required of our Directors. We also believe that we should pay additional compensation to non-employee Directors who assume higher levels of responsibility, including Committee members and Committee chairs.

Cash Compensation Paid to our Directors:	From January 1, 2006 to May 15, 2006, our non-employee Directors were compensated for all services as a Director in the following manner:

■  Each Director received an annual retainer of $20,000, paid in equal quarterly increments of $5,000 in advance, with fees of $1,000 for each Board meeting attended in person and $500 if the Director’s participation was by conference call. As explained more fully below, our Directors had the right to elect part or all of their retainer to be paid in nonqualified stock options in 2006 and, beginning January 1, 2007, in nonqualified stock options or deferred stock units.

■  The Chairman of the Audit Committee received $3,000 per meeting of the Audit Committee attended in person, $1,500 if the Chairman’s participation was by conference call. Each member of the Audit Committee received $2,000 per meeting of the Audit Committee attended in person, $1,000 if the Director’s participation was by conference call.

■  Members of the Compensation Committee and the Nominating and Corporate Governance Committee received $1,000 per committee meeting attended in person, $500 if the Director’s participation was by conference call.

We customarily make any adjustments to Director compensation each May at our Board meeting held in connection with our Annual Meeting of Stockholders. In May 2006 we made changes to Director compensation, as explained below.

Our Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), a compensation consultant, to perform a study of Director compensation in 2005 so that we would continue to be competitive in the fees we pay Directors, recognizing the substantial time commitment required of our Directors, and would compensate Directors in a manner consistent with good corporate governance practices.

Beginning with the May 16, 2006 meeting of the Board of Directors, our cash compensation paid to Directors changed as follows:

■ The annual retainer paid each non-employee Director was increased to $25,000 as recommend by Cook, with the effect of increasing the quarterly installment payments of the annual retainer to each non-employee Director to $6,250 for the second, third and fourth quarters of 2006.

■  Non-employee Directors were paid $1,000 for participation in any regularly scheduled Board meeting held in person or by conference call, while a Director who participated by telephone in a Board meeting scheduled for in person participation received a reduced fee of $500.

■  The Chairman of the Audit Committee received a fee of $3,000 for participation in an Audit Committee meeting, regardless of whether the meeting was scheduled for in person or telephonic participation and other members of the Audit Committee received a fee of $2,000 for participation in a meeting, regardless of whether the meeting was scheduled for in person or telephonic participation. A member of the Audit Committee, who participated by telephone in a Committee meeting scheduled for in person participation, received a reduced fee of $500, while the Chairman received a reduced fee of $1,500 for telephonic participation in a Committee meeting scheduled for in person participation.

■  Members of the Compensation Committee and the Nominating and Corporate Governance Committee received a fee of $1,000 for participation in a meeting, regardless of whether the meeting was scheduled for in person or telephonic participation, while a member of the Committee who participated by telephone in a Committee meeting scheduled for in person participation received a reduced fee of $500.

We increased the annual retainer to recognize market levels for this form of compensation. As recommended by Cook, we increased the fees paid for participation in Board and Committee telephonic meetings so that we paid the same fee per meeting, regardless of whether the meeting was held in person or by telephone, recognizing that equal preparation is required.

Equity Compensation:	Based upon Cook’s recommendations in its 2005 study of Director compensation, we increased the amount of annual equity compensation provided to non-employee Directors in 2006 and made adjustments to our equity compensation program for non-employee Directors, as explained more fully below. We determined in October 2005, based upon Cook’s recommendation, that effective January 1, 2006 all nonqualified stock options awarded to non-employee Directors would vest fully upon grant, since we want the manner in which we pay our non-employee Directors to be fully consistent with their ability to exercise independent judgment on our behalf. We also determined to permit non-employee Directors to elect payment of their retainer in deferred stock units beginning January 1, 2007, acknowledging Cook’s suggestion that deferred stock units provide pre-tax accumulation of real ownership, which is aligned with Stockholder interests, while continuing to permit non-employee

Directors also to elect payment of their retainer in nonqualified stock options.

Prior to January 1, 2007, each non-employee Director was permitted to elect payment of his or her quarterly retainer from a mix of cash or grants of nonqualified stock options, in twenty-five percent increments. Effective January 1, 2007, each non-employee Director is permitted to elect payment of his or her quarterly retainer from a mix of (i) cash, (ii) nonqualified stock options or (iii) deferred stock units, in twenty-five percent increments, providing non-employee Directors the opportunity to defer tax and invest in the Company through the election of payment of their quarterly retainer in nonqualified stock options or deferred stock units, thereby also aligning their interests with those of the Stockholders. Examples of the conversion of the quarterly cash retainer paid non-employee Directors into nonqualified stock options or deferred stock units are provided below.

We have provided annual stock option grants to non-employee Directors to further align Directors’ interests with those of the Stockholders. Each non-employee Director received the 2006 annual award of an option to purchase 10,000 shares of our common stock in May 2006, increased from the May 2005 annual award of an option for 7,500 shares given to each non-employee Director based upon Cook’s recommendation. As explained above, in 2006 we continued our practice established in 2005 of permitting each non-employee Director to make an election to receive all or part of his or her Director’s 2006 retainer in the form of nonqualified stock options in place of cash, in increments of twenty-five percent, fifty percent, seventy-five percent or one hundred percent of the amount of the Director’s retainer. The formula used to convert the cash retainer to a stock option consisted of multiplying the cash retainer times three, multiplying that product by the percentage of the cash retainer that the Director had elected to have paid in nonqualified stock options, and dividing that product by the closing price of the stock on the grant date. For example, if a Director elected to have his or her full quarterly retainer payment of $6,250 provided in nonqualified stock options, and the closing price of our stock on the grant date, that is, the date scheduled for the quarterly retainer payment, was $16.73, the Director would be awarded an option for 1,120 shares of stock (that is, 3 times $6,250 equals $18,750, times 100% equals $18,750, divided by $16.73 equals 1,120).

Elections to receive nonqualified stock options in place of all or part of the cash retainer must be made in advance and cannot be revoked. Grant dates for nonqualified stock options in place of all or part of the cash retainer are scheduled in advance by the Compensation Committee and are the dates on which the quarterly retainer payments are to be made. In 2006, those dates were February 17, May 16, August 16 and November 16. The dates correspond to the quarterly anniversary of our Annual Meetings of Stockholders and, accordingly, were chosen without regard to the dates of our quarterly earnings releases. The exercise price for each option was the closing price of our stock on the grant date.

In December 2006, we amended our 2004 Stock Incentive Plan to permit our Directors also to elect to receive quarterly awards of deferred stock units in place of cash retainer payments, effective January 1, 2007 in increments of twenty-five percent, fifty percent, seventy-five percent or one hundred percent of the amount of the Director’s retainer. The election must be made in advance of the calendar year for which payment is earned, and cannot be revoked. The cash retainer is converted to a deferred stock unit on a dollar for dollar basis. For example, if a Director elected to have his or her full quarterly retainer payment of $6,250 paid in deferred stock units, and the closing price of our stock on the date of the quarterly retainer payment is $16.73, then the Director would receive deferred stock units representing 374 notional shares of our stock (that is $6,250 divided by $16.73 equals 373.58, or 374 when rounded to the nearest whole share amount). The shares underlying the deferred stock units are issuable upon the occurrence of specified events elected by the Director in advance of the calendar year for which payment is earned.

Expenses:	Directors were reimbursed for their reasonable expenses in attending Board and Committee meetings.

This table shows all fees and other compensation paid to our non-employee Directors for all services during 2006. Mr. Bradley, our Chairman, President, Chief Executive Officer and an employee, receives no compensation for his services as a Director.

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)(A)	($)(B)	($)

Jennifer L. Adams	60,681	151,981	212,662
Terrence D. Daniels	41,149	149,587	190,736
Donald Haider	65,411	151,982	217,393
Anthony R. Ignaczak(C)	47,149	149,587	196,736
William I Jacobs	51,750	176,040	227,790
H. Eugene Lockhart	68,649	149,587	218,236
William F. Pickard	52,108	176,039	228,147

(A)	All fees, including amounts deferred by the election of nonqualified stock options in place of cash retainer payments.

(B)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and therefore includes amounts from awards granted in and prior to 2006. Please refer to Note 7 to our consolidated financial statements set forth in our 2006 Annual Report to Stockholders for a statement of the assumptions we made in regard to the valuation of the Option Awards. Excludes nonqualified stock options elected in lieu of cash retainer payments included in the column “Fees Earned or Paid in Cash.” Our non-employee Directors held non-qualified stock options at December 31, 2006 to acquire the following number of shares of our common stock: Ms. Adams, 40,070; Mr. Daniels, 43,996; Dr. Haider, 41,720; Mr. Ignaczak, 43,996; Mr. Jacobs, 29,062; Mr. Lockhart, 43,996; and Dr. Pickard, 29,886.

(C)	Mr. Ignaczak was designated by our Board of Directors in February 2006 as our Independent Presiding Director. He does not receive additional compensation for acting in this capacity.

The following table shows the grant date fair value of all nonqualified stock options awarded to our non-employee Directors in 2006, all of which are fully vested.

			Exercise Price	Grant Date
		Number	Per Share	Fair Value
Name	Grant Date	of Shares	$	$ (A)

Jennifer L. Adams	02/17/06	860	17.45	6,931
	05/16/06	10,000	19.02	89,102

Terrence D. Daniels	02/17/06	860	17.45	6,931
	05/16/06	986	19.02	8,785
	05/16/06	10,000	19.02	89,102
	08/16/06	1,194	15.71	8,737
	11/16/06	1,121	16.73	8,696

Donald Haider	02/17/06	860	17.45	6,931
	05/16/06	493	19.02	4,393
	05/16/06	10,000	19.02	89,102
	08/16/06	597	15.71	4,368
	11/16/06	560	16.73	4,344

Anthony R. Ignaczak	02/17/06	860	17.45	6,931
	05/16/06	986	19.02	8,785
	05/16/06	10,000	19.02	89,102
	08/16/06	1,194	15.71	8,737
	11/16/06	1,121	16.73	8,696

William I Jacobs	05/16/06	10,000	19.02	89,102

H. Eugene Lockhart	02/17/06	860	17.45	6,931
	05/16/06	986	19.02	8,785
	05/16/06	10,000	19.02	89,102
	08/16/06	1,194	15.71	8,737
	11/16/06	1,121	16.73	8,696

William F. Pickard	05/16/06	246	19.02	2,192
	05/16/06	10,000	19.02	89,102
	8/16/06	298	15.71	2,181
	11/16/06	280	16.73	2,172

(A)	This column shows the full grant date fair of the options under SFAS 123(R) that were awarded to the non-employee Directors in 2006. Please refer to Note 7 to our consolidated financial statements set forth in our 2006 Annual Report to Stockholders for a statement of the assumptions we made in regard to the valuation of these options.

Compensation Discussion and Analysis

Summary:	This Compensation Discussion and Analysis (“CD&A”) is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (the “Named Executive Officers”). This CD&A is intended to place in perspective the compensation information contained in the tables and other data that follow this discussion under the caption “Executive Compensation”.

Overview of our Compensation Program:	Our Compensation Committee makes all decisions on how we compensate our executive officers, including our Named Executive Officers.

As stated above, our Chief Executive Officer makes recommendations to the Committee on compensation matters involving executive officers other than himself. Our executive officers have no other role in determining executive compensation.

Our core business consists of purchasing and collecting defaulted or charged-off accounts receivable portfolios from consumer credit originators. Charged-off receivables are the unpaid obligations of individuals to credit originators, such as credit card issuers, consumer finance companies, healthcare providers, retail merchants, telecommunications and utility providers. Since these receivables are delinquent or past due, we are able to purchase them at a substantial discount. We purchase and collect charged-off consumer receivable portfolios for our own account. We are among the largest businesses in our industry.

We strive to pay our executive officers in a manner that will motivate them to execute our business strategy and achieve the financial performance we want for the Company, and that encourages ethical behavior consistent with our Code of Business Conduct. Our 2006 Annual Incentive Compensation Plan (the program under which most management employees are awarded annual cash incentive compensation, including all of the Named Executive Officers) provided that, in addition to non-financial consequences, any violation of the Code of Business Conduct would result in complete forfeiture of any bonus which would otherwise be earned under this Plan.

Our Compensation Philosophy and Objectives:	We believe we have designed our executive compensation programs to encourage and reward efforts that create Stockholder value through achievement of corporate performance goals and by aligning the individual performance of the executives with the larger short term and long term corporate goals of the Company. To that end, we believe that the compensation provided by the Company to its executive officers should include both cash, a short-term incentive, and equity-based compensation, a long-term incentive.

Setting Executive Compensation:	Based on the foregoing objectives, we structure the Company’s annual cash incentive-based compensation and equity compensation to motivate our executive officers to achieve both our short-term annual financial performance goals and our longer term strategic goals. We do this through annual cash incentive compensation that rewards the achievement of Company financial performance and individual goals that generally relate to the execution of our business strategy. We provide equity compensation to our executive officers to align their interests with those of our Stockholders.

In setting each executive officer’s compensation, we consider individual performance, the importance of the person’s role to the Company as well as internal pay equity. We strive to have a compensation structure which facilitates both the retention of existing executives and the recruitment of new executives. To help assess the competitiveness of our compensation we consider information informally obtained in connection with our periodic recruitment of management personnel.

In light of the substantial growth of our Company, in 2004 our Compensation Committee engaged Cook to perform a market study of executive compensation for the purpose of providing the Committee with additional data for our use in structuring executive compensation. Cook delivered its report in early 2005 and we did not have an ongoing relationship with Cook thereafter until we subsequently engaged Cook as a compensation consultant for additional work related to the Compensation Committee’s setting of 2007 compensation. The Compensation Committee viewed Cook’s 2005 report merely as just one of many factors used to determine compensation for the Named Executive Officers and other executive officers of the Company.

2006 Executive Compensation Components:	For our fiscal year ended December 31, 2006, the principal components of compensation for our Named Executive Officers were:

■ Base salary;

■ Annual cash incentive compensation;

■ Equity incentive compensation; and

■ Retirement and other benefits.

These components, and the relative weighting among the components, represent those used historically by the Company, particularly since our 2002 equity recapitalization.

Base Salaries:	Over the last few years we have generally increased the base salaries of our executive officers, recognizing, in particular, the Company’s substantial growth from 1998 to 2004 when we became a public company with our February 2004 initial public offering.

Set forth below is a more detailed discussion of the actions we took with respect to the 2006 base salaries for our Named Executive Officers:

■  We increased the base salary of our Chief Executive Officer from $340,000 to $375,000 in March 2006 when he became Chairman of our Board of Directors. We believed this to be an appropriate base salary, given his substantial ownership of Company stock and the fact that he had been only recently appointed Chairman.

■  The Cook report we obtained in January 2005, which included Chief Financial Officer compensation data, highlighted the fact that the base salary of our Chief Financial Officer was well below market for his position. Given his strong role and presence at our Company through the period of its substantial growth – including a private equity investment in 2002 to permit continued growth, our initial public offering in 2004, and the complexity and responsibilities associated with this new role in a publicly-traded company – we determined to increase his compensation, including his base salary, over a period of several years. We increased his base salary from $175,000 to $200,000 for 2005 and again to $250,000 for 2006.

■  Similarly, in light of significantly increased responsibility due to the extraordinary growth of the Company, we increased the base salary of our Vice President – Operations from $120,800 in 2004 to $139,000 in January 2005 and again to $160,000 at mid-year 2005, and to $184,000 for 2006. For the same reason, we increased the base salary of our Vice President – Marketing & Acquisitions from $100,000 in 2004 to $115,000 in January 2005 and again to $150,000 at mid-year 2005, and to $172,500 for 2006.

■  Our Vice President – Human Resources began employment with us on January 1, 2006. Her base salary of $175,000 for 2006 reflects the importance of that position in our organization, which is labor intensive, and represented a competitive level of compensation for a senior human resources executive with Ms. Hatmaker’s experience. Our success in collections is dependent to a considerable extent on our ability to retain and develop skilled account representatives, and our ability to develop the managerial skills of their supervisors.

We again increased the annual base salaries of our Named Executive Officers effective January 1, 2007, to $410,000 for our Chief Executive Officer, $275,000 for our Chief Financial Officer, $193,200 for our Vice President – Operations, $190,000 for our Vice President – Marketing & Acquisitions and $189,000 for our Vice President – Human Resources.

Annual Cash Incentive Compensation:	We believe that the most important indicator of our annual performance is cash collections less operating expenses, other than non-cash operating expenses such as depreciation and amortization. We refer to this metric as “adjusted EBITDA”. Our 2006 Annual Incentive Compensation Plan for the Named Executive Officers and other management premised the opportunity for our executive officers to earn annual cash incentive compensation on a formula based upon adjusted EBITDA. However, our Compensation Committee also has the discretion to pay our executive officers bonuses apart from whether we meet financial goals. We believe that the exercise of this discretion can be important to address circumstances such as those we encountered in 2006.

We established adjusted EBITDA target goals for the 2006 Annual Incentive Compensation Plan based on our expectations about the liquidation rates of the portfolios we have purchased as well as anticipated collections from current year portfolio purchases, and anticipated operating expenses for the year.

For 2006, we set the adjusted EBITDA target goal at $178,077,625, our budgeted target for the year, with the minimum goal set at $169,173,744, or 95% of the target goal, and the maximum goal set at $195,885,388, or 110% of the target goal. Fifty percent of each of our executive officer’s annual incentive opportunity for 2006 was based on the achievement of the financial objective and fifty percent was based on the achievement of personal objectives, with no bonus payable under the Plan unless the Company achieved the minimum adjusted EBITDA goal. No incentive compensation is available to an executive officer who violates our Code of Business Conduct.

Personal objectives were jointly established by the executive officer and his or her immediate supervisor, with approval by the Compensation Committee, and varied by individual depending on the breadth and nature of the executive officer’s responsibilities. Where an executive officer has responsibility for a particular aspect of our business, such as our Vice President – Operations or Vice President – Marketing & Acquisitions, those goals were heavily weighted toward the performance of those aspects of our business. For example, the 2006 goals for our Vice President – Operations included, among others, collection targets and improved account representative productivity. Where the executive officer had broader corporate responsibility, such as our Chief Executive Officer, Chief Financial Officer or Vice President – Human Resources, the goals were tailored to his or her particular objectives for the year. For example, the 2006 goals for our Vice President-Human Resources included, among others, developing a management recruiting program and evaluating and reducing employee turnover.

The Company did not meet the minimum threshold adjusted EBITDA goal for purposes of paying incentive compensation under the 2006 Annual Incentive Compensation Plan for Management. Influenced by the pre-2005 rapid growth metrics of our industry and the Company, we had set overly aggressive financial goals for 2006 and, since no incentive compensation would be paid under the Plan unless 95% of the target adjusted EBITDA goal was achieved, the Plan did not leave much room for missing the overly aggressive financial target that had been established for the year. As a consequence our Compensation Committee considered payment of a discretionary bonus to our executive officers for 2006 performance, taking into account (1) the aggressive projections of collections on prior year portfolio purchases reflected in the 2006 Plan’s adjusted EBITDA target, (2) the requirement that the minimum adjusted EBITDA target must be achieved for the payment of a bonus, regardless of whether the personal objectives were achieved, (3) the fact that the Company’s performance in the fourth quarter of 2006 compared favorably to the fourth quarter of 2005, (4) the fact that the Company experienced sequential quarterly improvements during 2006 in several operating metrics, (5) the fact that 2006 operating expenses (other than non-cash expenses such as depreciation and amortization) were maintained as an appropriate percentage of collections and (6) the fact that our executive officers made significant improvements in executing our strategy during 2006. The Committee also considered that the Company had not paid executive officers a bonus for 2005 and believed that paying a discretionary bonus for 2006 would be important for retention, motivation and to reward the achievement of individual goals critical to the execution of our strategy.

Based on these considerations, without giving any particular weight to any of them, the Compensation Committee determined to pay our executive officers a discretionary bonus for 2006 to reward the achievement of personal goals. In each instance, the discretionary bonus was less than the bonus that would have been paid had the Company met its target adjusted EBITDA goal for the year.

Equity Compensation:	We believe that equity compensation is an important incentive to motivate our executive officers to act to build Stockholder value and to support our long-term goals.

The Compensation Committee considered the following background in connection with its deliberations on 2006 equity compensation:

■  Approximately sixty of our employees, including all of our executive officers employed at the time (with the exception of our founders, one of whom was Mr. Bradley, our Chairman, President and Chief Executive Officer), received stock appreciation rights in 2002 or 2003. These stock appreciation rights were settled in fully vested shares of our common stock for their in-the-money value at the time of our February 2004 initial public offering. Although the shares are fully vested, the owner’s ability to sell or otherwise transfer them is restricted. The restrictions on transfer lapse at a rate of twenty percent per year over a five year period ending in February 2009. Upon termination of employment for any reason other than death, we have the right to purchase all remaining restricted shares from the former executive officer at $15 per share, the initial public offering price. Our Chief Financial Officer, Vice President – Operations and Vice President – Marketing & Acquisitions received (i) 332,811, (ii) 124,578, and (iii) 124,578 shares, respectively, of our common stock subject to these restrictions in 2004 to settle the stock appreciation rights that had been awarded to them.

■  Based upon the closing price of $15.47 per share of our stock on March 31, 2007, our Chief Executive Officer, one of the founders of the Company, beneficially owned common stock valued at $65,420,835, our Chief Financial Officer beneficially owned common stock valued at $13,969,921, our Vice President – Operations beneficially owned common stock valued at $1,156,336 and our Vice President – Marketing & Acquisitions beneficially owned common stock valued at $1,161,457. Our Vice President – Human Resources received an employment inducement nonqualified stock option award covering 5,000 shares of our common stock in 2006 exercisable for ten years at a price of $18.57 per share.

In light of the significant value of the stock holdings of our Chief Executive Officer, and the substantial 2002 awards of stock appreciation rights to our Chief Financial Officer, Vice President - Operations and Vice President – Marketing & Acquisitions, as well as to other executive officers, the Compensation Committee did not believe it was necessary to award them additional equity compensation in 2006 for purposes of motivating their performance or continuing to provide substantial incentive to remain with the Company, work to increase the value of our stock and support our long-term goals. Consequently, with the exception of the employment inducement nonqualified stock option awarded to our Vice President – Human Resources described above, we did not grant any stock options to the Named Executive Officers in 2006.

In the event that stock options or other equity compensation are granted to our executive officers, these grants are made at regularly scheduled meetings of our Compensation Committee. We grant all options without regard to the timing of our earnings releases. The timing of our Compensation Committee meetings is driven by the need for the meeting, not the stock price. Other than in the case of the two exceptions noted below, we award options to our employees with grant dates that occur on the date our Compensation Committee meets to award the options and we set the exercise price of all options at the closing price of our stock on the grant date:

■  In one exception, the Compensation Committee awarded an employment inducement option in 2006 for 5,000 shares to our Vice President – Strategy and Analysis with a grant date shortly after the Compensation Committee meeting so that the grant date coincided with the six month anniversary of the employee’s employment date.

■  The other exception occurred in connection within three grants in 2005. In March 2005, around the time of our regular annual compensation review, we determined to award nonqualified stock options totaling 55,000 underlying shares to three executive officers, our then Chairman (who retired in February 2006), our Chief Executive Officer and our then General Counsel (who resigned in May 2006). In light of the then registration process for a proposed secondary public offering which closed in April

   2005, we determined in March 2005 to award these options with a grant date effective as of the closing of the secondary offering and with an exercise price equal to the secondary offering price. The timing of those grants was unrelated to any earnings release.

Our Compensation Committee continues to evaluate the appropriate equity compensation program for our executive officers in 2007.

Retirement Plans:	We provide a tax-qualified retirement savings plan pursuant to which all of our associates, including our Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service to the Plan on a before-tax basis. For all Plan years since the inception of the Company’s 401(k) Plan including the 2006 Plan year, the Company elected to make a safe harbor contribution of 3% of each eligible associate’s compensation, as defined, to the Plan, regardless of associate participation in the Plan. Effective January 1, 2007, we amended the Plan to match 100% of the first 3% of compensation contributed to the Plan and 50% of the next 3% of compensation contributed by each associate. Associate contributions are fully vested upon contribution. The Company’s matching contributions become fully vested once an associate has achieved three years of service with the Company, as defined in the Plan.

Perquisites and Other Benefits:	The Company provides the Named Executive Officers with modest perquisites and other personal benefits that the Compensation Committee believes are reasonable in relation to overall compensation. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Tax and Accounting Implications; Deductibility of Executive Compensation:	Section 162(m) of the Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on nondiscretionary, pre-established performance goals. The Committee believes that it has taken appropriate actions to preserve the deductibility of the equity-based compensation awarded as long-term performance incentives. However, from time to time the Committee may recommend incentive awards that may not be deductible when it believes that such awards are in the best interest of the Company and its Stockholders. The Company does not currently have any payment obligations which would be subject to Section 162(m).

Nonqualified Deferred Compensation:	On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Equity-based Compensation:	Beginning with the Company’s initial public offering in 2004, the Company accounted for stock-based payments under FASB Statement 123. Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the last fiscal year of the Company’s principal executive officer, principal financial officer and the other three most highly compensated executive officers.

				Option	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Total
Position	Year	($)	($)	($)(A)	($)(B)	($)

Nathaniel F. Bradley IV	2006	369,167	106,320	– 0 –	31,017	506,504
Chairman, President and Chief Executive Officer
Mark A. Redman	2006	250,000	90,000	– 0 –	15,826	355,826
Vice President – Chief Financial Officer
Phillip L. Allen	2006	184,000	49,266	– 0 –	9,295	242,561
Vice President – Operations
Deanna S. Hatmaker	2006	175,000	47,775	4,354	907	228,086
Vice President – Human Resources
Deborah L. Everly	2006	175,817	44,678	– 0 –	6,554	227,049
Vice President – Marketing & Acquisitions

(A)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards of nonqualified stock options under our 2004 Stock Incentive Plan and therefore include amounts from awards granted in and prior to 2006. Please refer to Note 7 to our consolidated financial statement set forth in our 2006 Annual Report to Stockholders for a statement of the assumptions we made in regard to the valuation of the Option Awards.

(B)	The amounts included in All Other Compensation are derived from the following: (1) contributions by Asset Acceptance to our 401(k) Plan: Mr. Bradley, $6,600; Mr. Redman, $6,600; Mr. Allen, $5,520; and Ms. Everly, $5,275 (2) group term life insurance premiums paid by the Company for coverage in excess of $50,000 for the benefit of the executive officer: Mr. Bradley, $180; Mr. Redman, $180; Mr. Allen, $180; Ms. Hatmaker, $90; and Ms. Everly, $96; (3) amounts of employee medical insurance contributions waived for the Named Executive Officer: Mr. Bradley, $6,960; Mr. Redman, $2,911; Mr. Allen, $3,460; Ms. Hatmaker, $682; and Ms. Everly, $1,048; and (4) perquisites and personal benefits: Mr. Bradley, $17,277; Mr. Redman, $6,135; Mr. Allen, $135; Ms. Hatmaker, $135; and Ms. Everly, $135. The perquisites we provided to Mr. Bradley and their cost to us in 2006 were as follows: car, $11,835; club memberships, $5,013; and cellular phone allowance, $429. The perquisites we provided to Mr. Redman and their cost to us in 2006 were as follows: car, $6,000; and cellular phone allowance, $135. The perquisite we provided to Mr. Allen and its cost to us in 2006 was as follows: cellular phone allowance, $135. The perquisite we provided to Ms. Hatmaker and its cost to us in 2006 was as follows: cellular phone allowance, $135. The perquisite we provided to Ms. Everly and its cost to us in 2006 was as follows: cellular phone allowance, $135.

Grants of Plan-Based Awards

The following table provides information regarding equity and non-equity plan awards granted during fiscal 2006 to the executives listed in the Summary Compensation Table.

		All Other Option		Grant Date
		Awards: Number		Fair Value of
		of Securities	Exercise or Base	Stock and
		Underlying Options	Price of Option	Option Awards
Name	Grant Date	(#) (A)	Awards ($/Sh)	($)

Deanna S. Hatmaker	July 25, 2006	5,000	$18.57	$43,539

(A)	The option is a nonqualified stock option awarded to Ms. Hatmaker by the Compensation Committee of our Board of Directors under our 2004 Stock Incentive Plan. The grant date of the award to Ms. Hatmaker is the date the Committee awarded the option and the exercise price is the closing price of our common stock on the grant date. The option vests at twenty percent per year over a five year term and vests in full upon a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards outstanding as of December 31, 2006 to the executives listed in the Summary Compensation Table.

Option Awards

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable (A)	Unexercisable (A)	($)(A)	Date (A)

Nathaniel F. Bradley IV	15,000	-0-	$18.89	April 21, 2015
Deanna S. Hatmaker	-0-	5,000	$18.57	July 25, 2016

(A)	The option awarded to Mr. Bradley vested in full on January 1, 2006. The option awarded to Ms. Hatmaker vests 20% per year beginning July 1, 2007 and each July 1 through July 1, 2011, and vests in full upon a change in control of the Company.

Option Exercises and Stock Vested

There was no value realized from the exercise of stock options and vesting of stock awards during 2006 by the Named Executive Officers listed in the in the Summary Compensation Table.

Pension Benefits

The Company did not provide any pension plan benefits to its executive officers or other management of the Company during 2006.

Nonqualified Deferred Compensation

The Company did not provide any nonqualified deferred compensation to its executive officers or other management of the Company during 2006.

Potential Payments upon Termination or Change in Control

We have employment agreements with Messrs. Bradley and Redman, and a stock option agreement with Ms. Hatmaker that covers an unvested option to purchase our common stock. These agreements provide for payments that we would be obligated to make in connection with a termination of employment of Mr. Bradley or Mr. Redman or, in the case of our stock option agreement with Ms. Hatmaker, following a change in control of the Company. The following table describes the circumstances that would trigger those payments and the amounts we would be obligated to pay, assuming the triggering event occurred on December 31, 2006, and the value of our common stock is $16.82, the closing price on December 31, 2006.

Payment

			Termination of
			Employment
			Without Cause or
			Resignation
		Termination of	Following Material
		Employment	Breach by	Change In
Name	Resignation	for Cause	Company(A)	Control (B)

Nathaniel F. Bradley IV	-0-	-0-	$1,375,000	-0-
Mark A. Redman	-0-	-0-	$1,025,000	-0-
Deanna S. Hatmaker	-0-	-0-	-0-	-0-

(A)	Includes the product of two times base salary and bonus for 2006, plus the costs of life, disability, group health and dental plan benefits to be provided for two years following termination of employment. Payments of salary and bonus are to be made over a two year period in accordance with our payroll policy. We may elect to continue the payment of salary and bonus for a third year to extend the period of executive’s non-compete and non-solicitation covenants under the agreements. Bonus amounts are based on full achievement of company and personal objectives. An estimate has been made for insurance benefits.

(B)	Includes the in-the-money value of that portion of the option awarded Ms. Hatmaker, the vesting of which would accelerate upon a change in control of the Company on December 31, 2006. With an exercise price of $18.57 per share, Ms. Hatmaker’s option was out of the money on December 31, 2006, based on the closing price of our stock on that date of $16.82.

The employment agreement with Mr. Bradley, originally executed in 2002, provides for his service as our Chief Executive Officer and, as amended, expires December 31, 2007 unless Mr. Bradley continues to be employed by us after such date, in which case the agreement will automatically renew for additional one-year periods. The agreement provides for a minimum base salary of $410,000 (effective January 1, 2007), to be increased at the discretion of our Board of Directors, the opportunity to earn an annual bonus under an incentive plan determined by our Board, and benefits.

The employment agreement with Mr. Redman, originally executed in 2002, provides for his service as our Chief Financial Officer and, as amended, expires December 31, 2007 unless

Mr. Redman continues to be employed by us after such date, in which case the agreement will automatically renew for additional one-year periods. The agreement provides for a minimum base salary of $275,000 (effective January 1, 2007), to be increased at the discretion of our Board of Directors, the opportunity to earn an annual bonus under an incentive plan determined by our Board, and benefits.

Each of the employment agreements with Mr. Bradley and Mr. Redman impose confidentiality obligations, and obligations not to compete with the Company or to solicit our employees, suppliers or sellers of charged-off debt to us for a period of the later of one year after termination of their employment or until we cease severance payments to the executive. Breach of those obligations by the executive would entitle us to discontinue severance payments and benefits following termination of employment.

Our option agreement with Ms. Hatmaker is subject to the terms of our 2004 Stock Incentive Plan, and provides that in the event of a significant change in her position, such as involuntary termination of employment, reduction in responsibilities or pay, or significant relocation of her office, following a change in control of the Company, any unvested portion of her option for 5,000 shares shall become exercisable.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this document. Based on that review and our discussions with management, this Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission and in this Proxy Statement.

Donald Haider, Chair
Jennifer L. Adams
Anthony R. Ignaczak
William I Jacobs
William F. Pickard

Share Ownership and Certain Relationships

Management and Directors

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2007 by:

•	Each of our Named Executive Officers;

•	Each of our Directors; and

•	All of our Directors and executive officers as a group.

The percentage of beneficial ownership is based on 34,698,625 shares of common stock outstanding as of March 31, 2007.

	Amount of
	Beneficial
Beneficial Owner	Ownership(1)	Percent of Class

Nathaniel F. Bradley IV(2)
28405 Van Dyke Avenue, Warren, MI 48093	4,243,884	12.2%
Jennifer L. Adams(3)
28405 Van Dyke Avenue, Warren, MI 48093	41,070	*
Terrence D. Daniels(4)(5)
230 East High Street, Charlottesville, VA 22902	12,400,472	35.7%
Donald Haider(6)
2001 Sheridan Road, Evanston, IL 60208-2001	42,720	*
Anthony R. Ignaczak(4)(7)
230 East High Street, Charlottesville, VA 22902	12,400,472	35.7%
William I Jacobs(8)
28405 Van Dyke Avenue, Warren, MI 48093	36,062	*
Eugene Lockhart(9)
280 Park Ave., East Tower, 25th Fl., New York, NY 10017	46,996	*
William F. Pickard (10)
28405 Van Dyke Avenue, Warren MI 48093	30,187	*
Mark A. Redman
28405 Van Dyke Avenue, Warren, MI 48093	903,033	2.6%
Phillip L. Allen
28405 Van Dyke Avenue, Warren, MI 48093	74,747	*
Deanna S. Hatmaker
28405 Van Dyke Avenue, Warren, MI 48093	-0-	*

Deborah L. Everly
28405 Van Dyke Avenue, Warren, MI 48093	75,078	*
All Directors and executive officers as a Group
(16 persons)(11)	18,049,300	51.6%

*	Ownership is less than 1% of the outstanding shares.

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)	Includes 1,207,340 shares held by trusts of which Mr. Bradley is co-trustee with his spouse, and 186,520 shares held by a trust of which Mr. Bradley’s spouse is sole trustee (as to which Mr. Bradley disclaims beneficial ownership). Includes 15,000 shares subject to an option, which is presently exercisable.

(3)	Includes 40,070 shares subject to options which are presently exercisable.

(4)	The shares of common stock beneficially owned by Messrs. Daniels and Ignaczak consist of 12,356,476 shares held by AAC Quad-C Investors LLC. Messrs. Daniels and Ignaczak serve as managers of AAC Quad-C Investors LLC and each of them has shared voting and investment power with respect to the shares held by AAC Quad-C Investors LLC. Messrs. Daniels and Ignaczak disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(5)	Includes 43,996 shares subject to options which are presently exercisable.

(6)	Includes 41,720 shares subject to options which are presently exercisable.

(7)	Includes 43,996 shares subject to options which are presently exercisable.

(8)	Includes 29,062 shares subject to options which are presently exercisable.

(9)	Includes 43,996 shares subject to options which are presently exercisable.

(10)	Includes 30,187 shares subject to options which are presently exercisable.

(11)	The 12,356,476 shares held beneficially by Messrs. Daniels and Ignaczak by virtue of their respective positions as managers of AAC Quad-C Investors LLC are counted once for purposes of calculating the shares beneficially owned by all Directors and executive officers as a group. Includes 288,027 shares subject to options which are presently exercisable.

Principal Stockholders

The following table provides information about any person not listed in the prior table known by management to have been a beneficial owner of more than 5% of the Company’s Common Stock as of March 31, 2007.

	Amount of
	Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class

AAC Quad-C Investors LLC	12,356,476 (1)	35.1%
230 East High Street
Charlottesville, VA 22902
Earnest Partners, LLC	4,993,961 (2)	14.4%
1180 Peachtree Street NE, Suite 2300
Atlanta, GA 30309

(1)	AAC Quad-C Investors LLC has sole voting and investment power over the 12,356,476 shares. Quad-C Partners VI, LP holds a 98.5222% membership interest in AAC Quad-C Investors LLC, and, as such, may be deemed to beneficially own 12,173,868 shares of common stock held by AAC Quad-C Investors LLC. Quad-C Advisors VI, LLC is the general partner of Quad-C Partners VI, LP, and, as such, may be deemed to beneficially own 12,173,868 shares of common stock held by AAC Quad-C Investors LLC.

(2)	Earnest Partners, LLC has sole power to dispose of 4,993,911 shares, sole power to vote 1,354,625 of these shares and shared power to vote 1,694,936 of these shares.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board or the Compensation Committee and the Board or the Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Certain Relationships and Related Party Transactions

On September 30, 2002, Asset Acceptance Holdings LLC entered into a registration rights agreement with AAC Investors, Inc., AAC Holding Corp. (the predecessor to RBR Holding, Corp.), Consumer Credit Corp., Rufus H. Reitzel, Jr., Heather K. Reitzel, Nathaniel F. Bradley IV, and Mark A. Redman. In February 2004, this agreement was amended to, among other things, include the Company and AAC Quad-C Investors LLC as parties. As amended, this agreement will terminate three years after the closing of our initial public offering, which closed on February 10, 2004, except for those Stockholders who own in excess of 1% of the then outstanding shares of common stock, for whom termination will occur upon the earlier of either (i) three years from when the Stockholder ceases to own more than 1% or (ii) seven years after the closing of our initial public offering. The agreement, among other things, provides that AAC Quad-C Investors LLC, on the one hand, and Mr. Reitzel, Ms. Reitzel, Mr. Bradley and Mr. Redman, on the other hand, can each make two requests that we effect the registration of a specified number of shares of common stock held by each of them using a registration statement of Form S-1 (or similar long-form registration statement), provided that the requester holds in excess of 5% of our outstanding common stock. After one group gives notice of its request for registration, the agreement provides that the other group may also request that we effect the registration of a specified number of shares of common stock held by them or their affiliates. AAC Quad-C Investors LLC has used one of its two long-form requests. Pursuant to the terms of the registration rights agreement, we are required to bear substantially all costs incurred in any registration, other than underwriting discounts and commissions. In addition to the long-form requests, we are generally obligated to use our reasonable efforts to include the shares held by these groups to the extent we register shares in an offering initiated by us.

The Company’s former Chairman, Mr. Rufus Reitzel, had an option to purchase Consumer Credit, LLC, one of the Company’s subsidiaries, that expired in May 2006, following Mr. Reitzel’s retirement as a Director and executive officer in February 2006. The exercise price for the option would have been approximately $7.7 million. Mr. Reitzel was one of the founders of the Company and is Mr. Bradley’s father-in-law.

James Reitzel, the Company’s Vice President-Direct Marketing, is the brother-in-law of Nathaniel F. Bradley IV, our Chairman, President and Chief Executive Officer, and the son of Mr. Rufus Reitzel. Mr. James Reitzel, who has been an employee of the Company since August 1999 and, prior to his appointment as Vice President-Direct Marketing, served as our Vice President – Corporate Relations, received a base salary and bonus totaling $140,800 in 2006. James Reitzel’s spouse is also employed by the Company and was paid $43,761 in 2006. Jennifer Allen, the Company’s Director of Application Support, is the spouse of Phillip L. Allen, our Vice President – Operations. Ms. Allen has been an employee of the Company since July 2004 and has served as Director of Application Support in our Information Technology Department since April 2006. Ms. Allen’s compensation for 2007 could approximate as much as $120,000, depending on the Company’s performance and her achievement of personal goals. James Reitzel, his spouse and Ms. Allen are employed on an “at will” basis and compensated on the same basis as other employees of the Company of similar function, seniority and responsibility. James Reitzel and his spouse are financially independent of our Chief Executive Officer. Our Nominating and Corporate Governance Committee ratified the employment and compensation of James Reitzel and his spouse for 2006 and has approved the employment and compensation of James Reitzel, his spouse and Ms. Allen for 2007. Compensation paid to James Reitzel and his spouse may equal or exceed that paid to them in 2006.

Related Party Transaction Policy

It is the policy of the Company to avoid entering into related party transactions, unless the transaction is properly disclosed to and expressly consented to in writing by the Nominating and Corporate Governance Committee of the Board of Directors. The Company’s policies related to the approval of related party transactions are incorporated into its Code of Business Conduct which deals with conflicts of interest and requires any interested party to disclose the details of any matter that is an actual or apparent conflict of interest to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee must review any conflicts of interests that may affect the Company or any of its executive officers or Board members, and approve any related party transaction. The Nominating and Corporate Governance Committee is required to make any reports to the Board that are required to address any conflict of interest issue as deemed necessary by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee determines that the transaction would not be fair to the Company, the Company will not enter into the proposed transaction. The policy does exempt conflict of interest situations that were approved by the Company and addressed in a written agreement between the interested party and the Company prior to February 4, 2004.

Audit Committee Report

The following is the report of the Audit Committee (the “Committee”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2006, which include the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2006 and 2005, and related consolidated statements of income, Stockholders’ equity, and cash flow for each of the three years in the period ended December 31, 2006, and the notes thereto.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter the Committee received from the firm required by Independence Standards Board Standard No. 1.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed by the Company with the Securities and Exchange Commission.

H. Eugene Lockhart, Chairperson
Jennifer L. Adams
Donald Haider
William I Jacobs
William F. Pickard

Members, Audit Committee

Independent Accountants:	Ernst & Young LLP has served as our independent accountants since 2002.

It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting, have an opportunity to make a statement and respond to appropriate questions.

Fees:	The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and December 31, 2005 by Ernst & Young LLP, the Company’s principal accounting firm.

	2006	2005

Audit Fees	$749,038	$938,278
Audit-Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Pre-approval Policy:	The Audit Committee has adopted a pre-approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement with respect to such services. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent auditor. The Audit Committee has delegated authority to its chairperson to pre-approve any proposed services not covered by the general pre-approval of the Audit Committee or exceeding the pre-approved levels or amounts. The chairperson must report all such pre-approvals to the Audit Committee at its next meeting for ratification by the Committee.

Proposal No. 2 — Approval of the Amendment and Restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan

In April 2007, the Board of Directors (“Board”) of Asset Acceptance Capital Corporation approved an amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan (the “Plan”) that made two amendments (the “Amendments”), contingent on their receipt of Stockholder approval at the Annual Meeting:

1)  expansion of the current anti-dilution provision to include more circumstances under which adjustments would be required to prevent dilution or enlargement of the benefits or potential benefits that are intended to be made available under the Plan; and

2) revision of the Plan’s amendment provision to require Stockholder approval for Plan amendments only when required by law or when the Board determines that Stockholder approval is desirable.

A complete copy of the proposed amended and restated 2004 Stock Incentive Plan showing the Amendments being proposed as part of this Proposal No. 2, is attached as Appendix A. The principal features of the proposed Amendments and of the Plan itself are summarized below. The summary is qualified in its entirety by reference to the full text of the Plan as amended and restated. If the Amendments do not receive Stockholder approval at the Annual Meeting, the Amendments shall become null and void, and the Plan as in effect prior to the Amendments shall remain in full force and effect.

Background:	The Board of Directors (the “Board”) initially adopted the 2004 Stock Incentive Plan (the “Plan”) to promote the best interests of the Company and its Stockholders by encouraging employees, consultants and non-employee Directors of the Company and its Subsidiaries to acquire an ownership interest in the Company thereby identifying their interests with those of Stockholders, and to enhance the ability of the Company to attract and retain qualified employees, consultants and non-employee Directors. The Board amended the Plan in December 2006 to permit non-employee Directors to elect deferred deferred stock units in place of current compensation. The Board amended and restated the Plan in April 2007 to make technical changes that primarily related to the Plan’s administration and the December 2006 addition of deferred stock units as a form of award.

The Board believes that the Plan has helped us attain these desired results, and is asking Stockholders to vote in favor of the proposed Amendments which, if approved, would update the Plan’s anti-dilution provision and the provisions for its future amendment.

Other than the proposed expansion of the anti-dilution provision and revision of the Plan’s amendment provision, we are not proposing to submit any other Plan changes for Stockholder approval at the Annual Meeting. For example, the requirement that the Company reserve 3,700,000 shares of the Company’s Common Stock for issuance in conjunction with the following types of awards (“Awards”) being authorized under the Plan remains unchanged by the Amendments: stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance share awards, and annual incentive awards.

Proposed Amendments:	(1) Expansion of Anti-dilution Provision. This change permits the committee administering the Plan to adjust the terms of Awards so that Award holders are not enriched or dispossessed of value as the result of transactions having a neutral effect on Stockholders, e.g., a combination of shares of Common Stock, a reclassification of Common Stock, or stock dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event. Before this Amendment, the Plan required anti-dilution adjustments under narrower circumstance relating principally to stock splits or classifications affecting our Common Stock.

(2) Revision of Termination and Amendment Provision. The amended and restated Plan will require Stockholder approval for future Plan amendments only when required by law or when the Board determines that Stockholder approval is desirable for tax, securities, stock exchange, or other purposes. Before being amended, this provision required Stockholder approval for any material Plan changes, such as increasing benefits and expanding the class of individuals eligible for Plan awards.

Other Principal Features of the Plan:	Administration. The Compensation Committee of the Board of Directors administers the Plan. The Board of Directors may at any time appoint additional members to the Compensation Committee, remove and replace members of the Compensation Committee with or without cause, and fill vacancies on the Compensation Committee. Members of the Compensation Committee must be disinterested for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, and must be outside directors with respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code. The Committee may delegate administrative functions to executives to make grants to non-executives.

Subject to the terms of the Plan, the Committee has express authority to determine the eligible persons who will receive Awards, the number of shares of Common Stock, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Plan and its administration, to interpret and construe the Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Plan.

Eligibility; Limits on Awards. The Committee may grant Awards to employees, non-employee Directors, and consultants, including individuals who are becoming employed (collectively “Eligible Persons”). The Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. The Plan provides that no Participant may receive Awards that relate to more than 500,000 Shares per fiscal year of the Company, or that relate to cash-settled annual incentive awards exceeding $1,000,000. As of March 31, 2007, substantially all of the approximately 1,600 employees (including officers) of the Company and its affiliates and all 7 of the Company’s non-employee Directors would have been eligible to participate in the Plan.

Shares Subject to Plan. In 2004, the Company’s Stockholders authorized 3,700,000 shares of Common Stock to be issued or transferred for Awards under the Plan (subject to adjustment pursuant to the anti-dilution adjustment, as proposed for expansion in the Amendments). The Amendments would not authorize additional shares.

Stock Option Grants. Options granted under the Plan provide Participants with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) or options that are not intended to so qualify (“Non-ISOs”). The Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).

Stock Appreciation Rights (“SARs”). A stock appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of Common Stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of Shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs. The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the Award (110% of fair market value for ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock). The closing price of the Company’s common stock on the Nasdaq Stock Exchange on April 19, 2007, was $16.09 per share.

Exercise of Options and SARs. To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of Common Stock, and cashless exercise. The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock).

Subject to the terms of the agreement evidencing an option grant, the option may be exercised (i) during the three-month period after the Participant’s termination of service for any reason other than death or disability (but in no case later than the expiration date of the option or SAR), and (ii) during the period before its expiration date to the extent vested at the time of a Participant’s termination of employment due to death or disability. The Committee may accelerate the vesting or extend the exercise period of an option or SAR at the time a Participant terminates employment.

Restricted Stock, Restricted Stock Units, and Deferred Stock Units. Under the Plan, the Committee may grant restricted stock that is forfeitable until certain vesting requirements are met, and may grant restricted stock units which represent the right to receive shares of Common Stock after certain vesting requirements are met. For restricted Awards, the Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards becomes vested. The Plan provides for deferred stock units in order to permit certain directors, consultants, agents, or select members of management to defer their receipt of compensation payable in cash or shares of Common Stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted stock units). Deferred stock units represent a future right to receive shares of Common Stock.

Whenever shares of Common Stock are delivered pursuant to these Awards, the Participant will be entitled to receive additional shares of Common Stock equal to the sum of (i) any stock dividends that the Company’s Stockholders received between the date of the Award and issuance or release of the shares of Common Stock and (ii) a number of additional shares of Common Stock equal to the shares of Common Stock that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for shares of Common Stock if the Participant had received such cash dividends between the Award’s grant date and its settlement date.

Performance Awards. The Plan authorizes the Committee to grant performance-based awards that may be settled in cash or in shares of Common Stock (subject to the limits set forth above). These Awards may or may not be intended to be exempt from Code section 162(m) limitations. Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year or more than five fiscal years of the Company.

With respect to Awards intended to be exempt from Code section 162(m) limitations, the Plan requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code section 162(m).

Under the Plan, the possible performance measures for Performance Compensation Awards include earnings (as measured by net income, net income per share, operating income, operating income per share, or earnings before interest, taxes, depreciation, and amortization (“EBITDA”)), revenue growth, market capitalization, and price per share. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except as otherwise determined by the Committee.

Changes in Corporate Control. In the event or in anticipation of a Change in Control (as defined in the Plan), the Committee may at any time in its sole and absolute discretion accelerate the vesting or exercisability of Awards, the lapse or waiver of vesting or performance conditions, and the settlement of deferred stock units through the issuance of Common Stock.

U.S. Federal Income Tax Consequences of Stock Options. The following is a brief summary of certain tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state or local tax consequences. Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of Common Stock issued to the Participant on the exercise date, over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of Common Stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes ordinary income gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Stock Appreciation Rights. A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of Common Stock that the Participant receives.

Restricted Shares, Restricted Stock Units, Deferred Stock Units, and Performance Awards. In general, a Participant will not recognize income at the time of grant of restricted shares, restricted stock units, deferred stock units or performance Awards, unless the Participant elects with respect to restricted shares or restricted stock units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of Common Stock that the Participant receives when the Award vests. The same tax consequences apply to Performance Awards.

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

Income Tax Withholding. As a condition for the issuance of shares pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares.

Tax Note. The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning Awards and the disposition of shares issued thereunder in existence as of the date of this Proxy Statement. Special rules may apply to the Company’s officers, Directors or greater than ten percent Stockholders. Participants in the Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

New Plan Benefits. The Committee will grant Awards under the Plan at its discretion. It is not possible to determine at this time the amount or dollar value of Awards to be provided under the Plan, other than to note that the Committee has not granted Awards that are contingent upon the approval of the Amendments. It is not possible to determine the effects of the Amendments, although (i) the Company has announced its intent to return $150 million to Stockholders, to occur after the annual meeting through a potential share repurchase of up to $75 million with the balance of the $150 million to be paid as a special one-time dividend, and (ii) the revised anti-dilution provision of the Plan would result in an adjustment to the terms of Awards in the event the Company decides to issue this extraordinary cash dividend (as well as any future transactions described above with respect to the anti-dilution provision included in the proposed Amendment).

The amount of a special cash dividend will depend on our Board’s determination of the amount of the share repurchase, if any. Our Board has not yet declared the special cash dividend. We anticipate that the range of the special cash dividend may fall between approximately $2.50 per share and approximately $4.30 per share. Based on this range, the anti-dilution provision being proposed for approval at this meeting would have the following consequences:

NEW PLAN BENEFITS

Asset Acceptance Capital Corp. 2004 Stock Incentive Plan

			Number of
			Shares
	Dollar Value of	Dollar Value	associated				Dollar Value
	Additional	of Additional	with		Dollar Value		of Aggregate
	Credits	Credits of	Additional	Number of	of Aggregate	Number of	Reduction in
	of Deferred Share	Deferred Share	Credits of	Stock	Reduction in	Stock	Exercise
	Units Assuming a	Units Assuming a	Deferred	Option	Exercise Price	Option	Price ($) for
	$2.50 Per Share	$4.30 Per Share	Share	Shares	($) for Stock	Shares	Stock
Name and Position	Dividend (1) ($)	Dividend (1) ($)	Units(1)	Affected	Options(2)	Affected	Options(3)

Nathaniel F. Bradley IV, CEO	0	0	0	15,000	37,500	15,000	64,500
Mark A. Redman, CFO	0	0	0	0	0	0	0
Phillip A. Allen, Vice President – Operations	0	0	0	0	0	0	0
Deanna S. Hatmaker, Vice President – Human Resources	0	0	0	5,000	12,500	5,000	21,500
Deborah L. Everly, Vice President – Marketing & Acquisitions	0	0	0	0	0	0	0
Executive Group	0	0	0	45,000	112,500	45,000	193,500
Non-Executive Director Group	4,523	7,779	1,809	273,027	682,568	273,027	1,174,016
Non-Executive Officer Employee Group	0	0	0	10,000	25,000	10,000	43,000

(1)	The dollar value of the additional credits of deferred share units will be converted into additional deferred share units based on the fair market value of the underlying shares when credited.

(2)	The exercise price per share for each option would be reduced by $2.50, the amount of the assumed special cash dividend per share.

(3)	The exercise price per share for each option would be reduced by $4.30, the amount of the assumed special cash dividend per share.

These tables are for illustration purposes only, assuming that our anticipated return of $150 million to Stockholders results in a special cash dividend per share of either $2.50 or $4.30 paid to our Stockholders. The exact amount will depend on several factors, including the price we pay to repurchase our shares in our potential purchase of our shares, if any, the final dollar amount we purchase, if any, and our Board’s determination to declare and pay the special cash dividend.

The adjustments to existing stock options and deferred stock units under the Plan as shown in the above tables would be made to prevent a special cash dividend from dispossessing holders of the Awards of value, not to provide any additional benefit to the holders of the Awards.

Board Recommendations:	The Board recommends that you vote “For” the approval of the amendment and restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan.

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16 of the Securities Exchange Act of 1934 requires our executive officers, Directors and more than ten percent Stockholders (“Insiders”) to file with the Securities and Exchange Commission and the Company reports of their ownership of the Company’s securities.

Based upon an extensive review of filings made by our Insiders since our February 2004 initial public offering and based upon written representations and copies of reports furnished to us by Insiders, the following filings of certain Insiders were inadvertently filed subsequent to the time required by the regulations of the SEC and not previously disclosed: Jennifer L. Adams, seven Form 4 filings (with four of those filings relating to the period between May 2004 and May 2005 and three of those filings relating to the period between May 2005 and May 2006); Nathaniel F. Bradley IV, one Form 4 filing (relating to the period between May 2004 and May 2005); Terrence D. Daniels, seven Form 4 filings (with four of those filings relating to the period between May 2004 and May 2005 and three of those filings relating to the period between May 2005 and May 2006); Donald Haider, seven Form 4 filings (with four of those filings relating to the period between May 2004 and May 2005 and three of those filings relating to the period between May 2005 and May 2006); Anthony R. Ignaczak, seven Form 4 filings (with four of those filings relating to the period between May 2004 and May 2005 and three of those filings relating to the period between May 2005 and May 2006); and H. Eugene Lockhart, seven Form 4 filings (with four of those filings relating to the period between May 2004 and May 2005 and three of those filings relating to the period between May 2005 and May 2006).

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

Mark A. Redman Secretary April 24, 2007

APPENDIX A

Asset Acceptance Capital Corp.

2004 STOCK INCENTIVE PLAN

(as amended and restated effective April 2, 2007,
contingent on shareholder approval at 2007 annual meeting)

I. GENERAL PROVISIONS

1.1  Establishment.  On February 2, 2004, the Board of Directors (“Board”) of Asset Acceptance Capital Corp., a Delaware corporation (“Corporation”), adopted the 2004 Stock Incentive Plan (“Plan”). On April 2, 2007, the Board amended and restated the Plan, and separately on April 2, 2007 the Board amended and restated the Plan to provide as set forth herein, with the changes made through this restatement being (i) effective only on their receipt of shareholder approval at the Corporation’s annual meeting in 2007, and (ii) applicable to all outstanding and future awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards, or Annual Incentive Awards.

1.2  Purpose.  The purpose of the Plan is (i) to promote the best interests of the Corporation and its shareholders by encouraging Employees, consultants and non-employee directors of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation through Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards and Annual Incentive Awards, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of the Corporation to attract and retain qualified Employees, consultants and non-employee directors. It is the further purpose of the Plan to permit the granting of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards and Annual Incentive Awards that will constitute performance based compensation, as described in Section 162(m) of the Code, and regulations promulgated thereunder.

1.3  Definitions.  As used in this Plan, the following terms have the meaning described below:

(a)  “Agreement” means the written agreement that sets forth the terms of a Participant’s Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award, Annual Incentive Award, or Deferred Stock Unit award within the meaning of Section 4.10 of the Plan.

(b)  “Annual Incentive Award” means an award that is granted in accordance with Article VI of the Plan.

(c)  “Board” means the Board of Directors of the Corporation.

(d)  “Change in Control” means the occurrence of any of the following events: (i) the acquisition of ownership by a person, corporation or other entity, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, corporation or other entity; (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the surviving entity or any parent thereof and a majority in value of the total outstanding stock of such surviving entity or any parent thereof; or (iv) during any consecutive two-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined herein) cease for any reason to constitute a majority of the Board, with a new Director being considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board. Provided, however, that there shall not be included within the meaning of “Change in Control,” any such event involving: (a) any employee benefit plan (or related trust) sponsored or maintained by the Corporation; or (b) any of the current shareholders of the Corporation as of the date of adoption of this Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders).

(e)  “Change in Position” means, as determined by the Committee in its discretion with respect to any Participant, a significant change in such Participant’s employment relationship with the Company, including but not limited to any or all of the following: (i) such Participant’s involuntary termination of employment or services; (ii) a significant reduction in such Participant’s duties, responsibilities, compensation and/or fringe benefits, or the assignment to such Participant of duties inconsistent with his or her position (all as in effect immediately prior to a Change in Control), whether or not such Participant voluntarily terminates employment or services as a result thereof; or (iii) a significant change in the geographic location of the Participant’s primary workplace.

(f)  “Code” means the Internal Revenue Code of 1986, as amended.

(g)  “Committee” means the Compensation Committee of the Corporation, which shall be comprised of two or more members of the Board.

(h)  “Common Stock” means shares of the Corporation’s authorized common stock.

(i)  “Continuous Service” means the absence of any interruption or termination of service as an Employee, non-employee director, or consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from director to advisory director or emeritus status; or (v) in the case of transfers between locations of the Company or between the Company or its respective successors. Changes in status between service as an Employee, director, and a consultant shall not constitute an interruption of Continuous Service.

(j)  “Corporation” means Asset Acceptance Capital Corp. a Delaware corporation.

(k)  “Deferred Stock Unit” means Common Stock that is subject to future delivery in accordance with Section 4.10 of the Plan.

(l)  “Disability” means total and permanent disability, as defined in Code Section 22(e).

(m)  “Employee” means an individual who has an “employment relationship” with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term “employment” means employment with the Corporation, or a Subsidiary of the Corporation.

(n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(o)  “Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date the Stock Exchange closing price of the Corporation’s Common Stock as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange) for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise means the Stock Exchange closing price of the Corporation’s Common Stock on the last date preceding the exercise on which there were Common Stock transactions.

(p)  “Grant Date” means the date on which the Committee authorizes an individual Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, or such later date as shall be designated by the Committee.

(q)  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

(r)  “Nonqualified Stock Option” means an Option that is not intended to constitute an Incentive Stock Option.

(s)  “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(t)  “Participant” means an Employee or non-employee director or consultant designated by the Committee to participate in the Plan.

(u)  “Performance Share Award” means a performance share award that is granted in accordance with Article V of the plan.

(v)  “Plan” means the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan, the terms of which are set forth herein, and amendments thereto.

(w)  “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit grant is subject to restrictions and is nontransferable.

(x)  “Restricted Stock” means Common Stock that is subject to restrictions.

(y)  “Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash pursuant to the terms of the Plan and the related Agreement.

(z)  “Retirement” means termination of employment on or after the attainment of age 65 and completion of three (3) years of service with the Corporation.

(aa)  “Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.

(bb)  “Stock Exchange” means the principal national securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date or date on which an Option is exercised, whichever is applicable.

(cc)  “Subsidiary” means a corporation or other entity defined in Code Section 424(f).

(dd)  “Vested” means the extent to which an Option or Stock Appreciation Right granted hereunder has become exercisable in accordance with this Plan and the terms of the respective Agreement pursuant to which such Option or Stock Appreciation Right was granted.

1.4  Administration.

(a)  The Plan shall be administered by the Committee. At all times it is intended that the directors appointed to serve on the Committee shall be “disinterested persons” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Code Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee if the award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

(b)  The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. Subject to applicable law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to officers and Employees of the Company or its Subsidiaries, and may delegate in writing to one or more executives the authority, which shall be revocable in writing at any time by the Committee, to make grants to non-executive Employees.

(c)  The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award granted under the Plan shall be final and binding upon all Participants and their beneficiaries, transferees, successors, and assigns. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award hereunder.

1.5  Participants.  Participants in the Plan shall be such Employees (including Employees who are directors), non-employee directors of, or consultants to, the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards and Annual Incentive Awards to an individual upon the condition that the individual become an Employee of the Corporation or of a Subsidiary, provided that the Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be deemed to be granted only on the date that the individual becomes an Employee.

1.6  Stock.  The Corporation has reserved 3,700,000 shares of the Corporation’s Common Stock for issuance in conjunction with all Options and other stock-based awards to be granted under the Plan. Shares subject to any unexercised portion of a terminated, cancelled or expired Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, or Performance Share Award granted hereunder, and pursuant to which a Participant never acquired benefits of ownership, including payment of a stock dividend (but excluding voting rights), may again be subjected to grants and awards under the Plan, but shares surrendered pursuant to the exercise of a Stock Appreciation Right shall not be available for future grants and awards. Notwithstanding the foregoing, the number of Shares that are available for Incentive Stock Option awards shall be determined, to the extent required under applicable tax laws, by reducing the number of shares designated in the preceding paragraph by the number of Shares granted pursuant to all awards (whether or not shares are issued pursuant to such awards), provided that any shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the exercise price for an Option or Stock Appreciation Right shall be available for issuance pursuant to future Incentive Stock Option awards. All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article VIII.

II. STOCK OPTIONS

2.1  Grant of Options.  The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock (whole or fractional) as it shall designate; provided, however, that no Participant may be granted Options during any one fiscal year (when aggregated with all other stock-based awards granted under the Plan during such fiscal year), to purchase more than 500,000 shares of Common Stock (subject to adjustment in accordance with Section 8.1(a) below). Any Participant may hold more than one Option under the Plan and any other Plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirements, which shall be set forth in a Participant’s Option Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. An Incentive Stock Option may only be granted to an Employee. At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right. Nonqualified Stock Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.

2.2  Incentive Stock Options.  Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond 10 years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3  Option Price.  The Committee shall determine the per share exercise price for each Option granted under the Plan. The Committee, at its discretion, may grant Nonqualified Stock Options with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date. The foregoing notwithstanding, no Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date.

2.4  Payment for Option Shares.

(a)  The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment and to the extent authorized in an Agreement, a Participant may pay such purchase price in whole or in part by tendering shares of Common Stock, which are either (i) subject to the Option being exercised or (ii) have been held by the Participant for at least six (6) months and which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Corporation’s Common Stock on the day prior to exercise, as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange), and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation. Participants who are subject to short swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously-acquired shares shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act.

(b)  At the discretion of the Committee, as set forth in a Participant’s Option Agreement, any Option granted hereunder may be deemed exercised by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm (“cashless exercise procedure”).

III. STOCK APPRECIATION RIGHTS

3.1  Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine; provided, however, that no Participant may be granted a Stock Appreciation Right during any one fiscal year (when aggregated with all other stock-based awards granted under the Plan during such fiscal year), for more than 500,000 shares of Common Stock (subject to adjustment in accordance with Section 8.1(a) below). A Stock Appreciation Right may be granted on a stand-alone basis or in tandem with an Option. If granted in tandem with an Option, the number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of stock which the Participant could purchase upon the exercise of the related Option. Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.

3.2  Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. Except as permitted under Rule 16b-3, notice of exercise of a Stock Appreciation Right by a Participant subject to the insider trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, shall be limited to the period beginning on the third day following the release of the Corporation’s quarterly or annual summary of earnings and ending on the 12th business day after such release. The exercise term of each Stock Appreciation Right shall be limited to 10 years from its Grant Date or such earlier period as set by the Committee or in a related Option. If granted in tandem with an Option, a Stock Appreciation Right shall be exercisable only at such times and in such amounts as the related Option may be exercised. A Stock Appreciation Right granted to a Participant subject to the insider trading restrictions shall not be exercisable in whole or part during the first six months of its term, unless the Participant dies or becomes disabled during such six-month period.

3.3  Stock Appreciation Right Entitlement.

(a)  Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between the aggregate Fair Market Value on the date of exercise for the specified number of shares being exercised and the aggregate exercise price of the Stock Appreciation Right being exercised. If the Stock Appreciation Right is granted in tandem with an Option, the payment shall be equal to the difference between:

(i)  the Fair Market Value of the number of shares subject to the Stock Appreciation Right on the exercise date; and

(ii)  the Option price of the associated Option multiplied by the number of shares available under the Option.

(b)  Notwithstanding Section 3.3(a), upon exercise of a Stock Appreciation Right the Participant shall be required to surrender any associated Option.

3.4  Maximum Stock Appreciation Right Amount Per Share.  The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount or as a percentage or multiple of the Option price of a related Option.

IV. RESTRICTED STOCK GRANTS AND UNITS

4.1  Grant of Restricted Stock and Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under this Plan to such Participants and in such amounts as it shall determine; provided, however, that no Participant may be granted a Restricted Stock Award or Restricted Stock Units during any one fiscal year (when aggregated with all other stock-based awards granted under the Plan during such fiscal year), for more than 500,000 shares of Common Stock (subject to adjustment in accordance with Section 8.1(a) below).

4.2  Restricted Stock Agreement.  Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares subject to the grant or units, and such other general terms and conditions, including performance goals, as the Committee shall determine in its discretion; subject to the Committee’s discretion to make awards having no restrictions or Restricted Period.

4.3  Transferability.  Except as provided in this Article IV or Section 9.4 of the Plan, the shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and as shall be specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

4.4  Other Restrictions.  The Committee shall impose such other restrictions on any shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit under the

Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing such shares to give appropriate notice of such restrictions.

4.5  Certificate Legend.  In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Common Stock subject to restrictions under a Restricted Stock grant or Restricted Stock Unit shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated           . A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Asset Acceptance Capital Corp.

4.6  Removal of Restrictions.  Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate. Provided further, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to a Restricted Stock grant or Restricted Stock Unit.

4.7  Voting Rights.  During the Restriction Period, Participants holding shares of Common Stock subject to a Restricted Stock grant hereunder may exercise full voting rights with respect to the Restricted Stock.

4.8  Dividends and Other Distributions.  Unless otherwise provided in an Agreement, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid (unless an Agreement provides otherwise).

4.9  Restricted Stock Grants and Units Under Code Section 162(m). The Committee, at its discretion, may designate certain Restricted Stock grants or Restricted Stock Units as being granted pursuant to Code Section 162(m). Such Restricted Stock and Restricted Stock Units must comply with the following additional requirements, which override any other provision set forth in this Article IV:

(a)  Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Restricted Stock Award or Restricted Stock Unit also may be subject to goals and restrictions in addition to the performance requirements.

(b)  Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income, operating income per share, or earnings before interest, taxes, depreciation and amortization [“EBITDA”]), revenue growth, market capitalization, and price per share.

(c)  For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Restricted Stock Award or Restricted Stock Unit, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the number of shares subject to a Restricted Stock Award or Restricted Stock Unit to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Restricted Stock Award or Restricted Stock Unit relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

(d)  For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Restricted Stock Award or Restricted Stock Unit that are to become freely transferable. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Restricted Stock Award or Restricted Stock Unit.

(e)  Any dividends paid during the Restriction Period automatically shall be reinvested on behalf of the Employee in additional shares of Common Stock under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Restricted Stock Award or Restricted Stock Unit. No shares under a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(f)  Except as otherwise provided in this Article IV or Section 9.4 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock Award or Restricted Stock Unit made under the Plan may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. At such time, shares covered by the Restricted Stock Award or Restricted Stock Unit shall become freely transferable by the Employee. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.

4.10  Deferred Stock Units.

(a)  Elections to Defer.  The Committee may permit any Participant who is a director, consultant or member of a select group of management or highly compensated Employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of Deferred Stock units (“Deferred Stock Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first receives an Award, subject to adjustments by the Committee in accordance with Code Section 409A) after its delivery to the Company, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the

Committee may unilaterally make awards in the form of Deferred Stock Units, regardless of whether or not the Participant foregoes other compensation.

(b)  Vesting.  Unless an Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any shares subject to Deferred Stock Units.

(c)  Issuances of Shares.  The Company shall provide a Participant with one share for each Deferred Stock Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless —

(i)  the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii) the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to this Section 4.10(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date. Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)  Crediting of Dividends.  Whenever shares are issued to a Participant pursuant to Section 4.10(c) above, such Participant shall also be entitled to receive, with respect to each share issued, cash dividends or a number of shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of shares between the Grant Date and the date such share is issued, and (ii) a number of shares equal to the shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for shares if the Participant had received such cash dividends between the Grant Date and the settlement date for the Deferred Stock Units.

(e)  Emergency Withdrawals.  In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Stock Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f)  Unsecured Rights to Deferred Compensation.  A Participant’s right to Deferred Stock Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

V. PERFORMANCE SHARE AWARDS

5.1  Grant of Performance Share Awards.  The Committee, at its discretion, may grant Performance Share Awards to Participants and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award; provided, however, that no Participant may be granted a Performance Share Award during any one fiscal year (when aggregated with all other stock-based awards granted under the Plan during such fiscal year), for more than 500,000 shares of Common Stock (subject to adjustment in accordance with Section 8.1(a) below).

5.2  Terms of Performance Share Awards.  In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant’s Performance Share Award shall be set forth in his individual Performance Share Agreement. Each Agreement shall specify the performance goals applicable to a particular Participant or group of Participants, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other general terms and conditions applicable to an individual Performance Share Award as the Committee shall determine. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

5.3  Performance Share Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate certain Performance Share Awards as granted pursuant to Code Section 162(m). Such Performance Share Awards must comply with the following additional requirements, which override any other provision set forth in this Article V:

(a)  The Committee, at its discretion, may grant Code Section 162(m) Performance Share Awards based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Share Award also may be subject to goals and restrictions in addition to the performance requirements.

(b)  Each Code Section 162(m) Performance Share Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income, operating income per share, or earnings before interest, taxes, depreciation and amortization [“EBITDA”]), revenue growth, market capitalization, and price per share.

(c)  For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Share Award, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the Performance Share Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Share Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

(d)  For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Performance Share Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Share Award is granted subject to attainment of the designated performance goals). The Committee, may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

(e)  Code Section 162(m) Performance Share Awards may be granted in two different forms, at the discretion of the Committee. Under one form, the Employee shall receive a Performance Share Award that consists of a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Employee’s Performance Share Agreement. Prior to satisfaction of the performance goals and restrictions, the Employee shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance/restriction period automatically shall be reinvested on behalf of the Employee in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award. No shares under a Performance Share Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(f)  Under the second form, the Employee shall receive a Performance Share Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Company shall issue the payment, which may be cash, a designated number of shares of Common Stock or a combination of the two. Any certificate for shares under such form of Performance Share Award shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(g)  In addition to any legends placed on certificates pursuant to Section 5.3(e), each certificate representing shares under a Performance Share Award shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and a Performance Share Agreement dated             . A copy of the Plan, such rules and such Performance Share Agreement may be obtained from the Secretary of Asset Acceptance Capital Corp.

(h)  Except as otherwise provided in this Article V or Section 9.4 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Performance Share Award made under the Plan may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. At such time, shares covered by the Performance Share Award shall become freely transferable by the Employee. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 5.3(g) removed from the applicable Common Stock certificate.

VI. ANNUAL INCENTIVE AWARDS

6.1  Grant of Annual Incentive Awards.

(a)  The Committee, at its discretion, may grant Annual Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant’s Annual Incentive Award shall be set forth in his individual Annual Incentive Award Agreement. Each Agreement shall specify such general terms and conditions as the Committee shall determine, as well as the Participant’s pre-established, objective performance goals, including those that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.

(b)  The determination of Annual Incentive Awards for a given year shall be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by such performance criteria as are determined at the discretion of the Committee, including any or all of the following: earnings (as measured by net income, net income per share, operating income, operating income per share, or earnings before interest, taxes, depreciation and amortization [“EBITDA”]), revenue growth, market capitalization, and price per share.

(c)  For each fiscal year of the Corporation, the Committee shall (i) select those Participants who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine target levels of Corporation performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Participant upon the achievement of each performance level as provided below. The Committee shall generally make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under Code Section 162(m), to the extent applicable) and while the outcome of the performance goals and targets is uncertain.

6.2  Attainment of Performance Targets.

(a)  For each fiscal year, the Committee shall certify, in writing: (i) the degree to which the Corporation has attained the performance targets, and (ii) the amount of the Annual Incentive Award to be paid to each selected Participant.

(b)  Notwithstanding anything to the contrary herein, the Committee may, in its discretion, reduce any Annual Incentive Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate: (i) in light of pay practices of competitors; or (ii) in light of the Corporation’s, a subsidiary’s, or a selected Employee’s performance relative to competitors and/or performance with respect to the Corporation’s strategic business goals.

6.3  Payment of Annual Incentive Awards.  An Annual Incentive Award shall be paid only if (i) the Corporation achieves at least the threshold performance level; and (ii) the Committee makes the certification described in Section 6.2.

6.4  Annual Incentive Award Payment Forms.

(a)  Annual Incentive Awards shall be paid in cash and/or shares of Common Stock of the Corporation, at the discretion of the Committee. Payments shall be made within 30 days following (i) a certification by the Committee that the performance targets were attained, and (ii) a determination by the Committee that the amount of an Annual Incentive Award shall not be decreased in accordance with Section 6.2. The aggregate maximum Annual Incentive Award that may be earned by any Participant on behalf of any one fiscal year (calculated as of the last day of the fiscal year for which the Annual Incentive Award is earned) may not exceed $1,000,000.

(b)  The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of each Participant’s base salary for the fiscal year or a fixed dollar amount, as determined by the Committee.

VII. TERMINATION OF EMPLOYMENT OR SERVICES

7.1.  Options and Stock Appreciation Rights.

(a)  If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason (other than as provided in Section 8.2, after a Change in Control), the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

(b)  If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three months after termination of employment/services, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.

(c)  If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to death while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or by the laws of descent and distribution, shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise; provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s date of death.

(d)  If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment/services while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

(e)  The Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right (but in no event past the tenth anniversary of the Grant Date of such Option); provided, however that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

(f)  Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new grants and awards under the Plan as of such date.

7.2  Restricted Stock Grants and Units.  If a Participant terminates employment or services for any reason (other than as provided in Section 8.2, after a Change in Control), the Participant’s rights to shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit that are still subject to the Restriction Period automatically shall terminate and be forfeited by the Participant and, subject to Section 1.6, shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive or change the remaining restrictions or add additional restrictions with respect to any Restricted Stock grant or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit, but the Committee may include a provision in an Employee’s Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement stating that upon the Employee’s termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without cause (as defined in such agreement) prior to the attainment of the associated performance goals and the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee’s full number of months of employment during the Restriction Period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

7.3  Performance Shares.  Performance Share Awards shall expire and be forfeited by a Participant upon the Participant’s termination of employment or services for any reason (other than as provided in Section 8.2, after a Change in Control), and such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Share Award, but the Committee may include a provision in an Employee’s Code Section 162(m) Performance Share Agreement stating that upon the Employee’s termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without cause (as defined in such agreement) prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee’s full number of months of employment during the employment period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

7.4  Annual Incentive Awards.

(a)  A Participant who has been granted an Annual Incentive Award and terminates employment or services due to Retirement, Disability or death prior to the end of the Corporation’s fiscal year shall be entitled to a prorated payment of the Annual Incentive Award, based on the number of full months during the fiscal year in which the Participant was employed or provided services. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards or, in the event of the Participant’s death, to the beneficiary designated by the Participant.

(b)  Except as otherwise determined by the Committee in its discretion, a Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Retirement, Disability or death), before the end of the Corporation’s fiscal year for which the Annual Incentive Award is to be paid, shall forfeit the right to an Annual Incentive Award payment for that fiscal year.

7.5  Other Provisions.  The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant’s Agreement issued under the Plan.

VIII. ADJUSTMENTS AND CHANGE IN CONTROL

8.1  Adjustments.

(a)  The total amount of Common Stock and kind of security for which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards and Annual Incentive Awards may be issued under the Plan, and the number and kind of shares or securities subject to any such grants or awards (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock or kind of securities resulting from ~~payment of~~ a ~~stock dividend on Common Stock, a~~ subdivision or combination of shares of Common Stock, ~~or~~ a reclassification of Common Stock, or stock dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Common Stock or other securities of the Corporation, or other similar corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and awards under the Plan. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(b)  In the event of a proposed dissolution or liquidation of the Corporation, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right (i) to exercise his or her Option or Stock Appreciation Right, in full until ten (10) days prior to such transaction as to all of the shares of Common Stock covered thereby, including shares as to which the Option or Stock Appreciation Right, would not otherwise be exercisable, and (ii) to become fully vested in and to settle in full any Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award, or Annual Incentive Award. In addition, the Committee may provide that any re-purchase option of the Corporation applicable to the shares purchased upon exercise of an Option or Stock Appreciation Right, or received pursuant to any Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, shall lapse as to all such shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall terminate immediately prior to the consummation of the proposed dissolution or liquidation.

(c)  In the event of a merger of the Corporation with or into another corporation, the sale of substantially all of the assets of the Corporation, or the reorganization or consolidation of the Corporation, it is intended that each outstanding Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be assumed or an equivalent option or right substituted by the successor corporation or the parent or a subsidiary of the successor corporation. In the event that such successor corporation (or the parent or a subsidiary thereof) refuses to assume or substitute for the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, the Participant shall fully vest in (and in the case of Options and Stock Appreciation Rights have the right to exercise for at least ten (10) days prior to such transaction) the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award in full, including shares which would not otherwise be vested or exercisable. If an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be considered assumed if, following the merger, sale of assets, reorganization or consolidation, the option or right confers the right to purchase or receive, for each share covered by the Participant’s Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in the merger, sale of assets, reorganization or consolidation by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger, sale of assets, reorganization or consolidation is not solely common stock of the successor corporation (or the parent or a subsidiary thereof), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, for each share of Stock subject to the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award to be solely Common Stock of the successor corporation (or the parent or a subsidiary thereof) equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d)  The foregoing adjustments shall be made by the Committee. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award.

8.2  Change in Control.  The Committee in its discretion may provide in a Participant’s Agreement, notwithstanding anything contained herein to the contrary, that in the event of a Participant’s Change in Position subsequent to a Change in Control, any or all of the following will occur: (i) any outstanding Option or Stock Appreciation Right granted to such Participant hereunder immediately shall become fully Vested and exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards granted to such Participant hereunder, and such Awards shall become payable in full; (iv) for purposes of any Annual Incentive Awards granted to such Participant hereunder, the determination of whether the performance targets have been achieved shall be made as of the date of the Change in Control and payments due should become immediately payable; and (v) all Deferred Stock Units shall be settled through their conversion, on a one-for-one basis of units for shares, into shares that are shall become fully transferable, subject to any applicable federal or state securities laws.

IX. MISCELLANEOUS

9.1  Partial Exercise/Fractional Shares.  The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock Appreciation Right or payment of a Performance Share Award or Annual Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

9.2  Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods), or the grant of Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, or the payment of a Performance Share Award or Annual Incentive Award, as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

9.3  Rights Prior to Issuance of Shares.  Unless otherwise provided in the Plan, no Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

9.4  Non-Assignability.  Except as otherwise determined by the Committee in its discretion, the following restrictions on assignability of any award under the Plan shall apply to all Participants: (i) no Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be transferable by a Participant except by will or the laws of descent and distribution; (ii) during the lifetime of a Participant, an Option, Stock Appreciation Right, Restricted Stock grant, or Restricted Stock Unit or Deferred Stock Unit shall be exercised or settled only by the Participant, except in the event of the Participant’s Disability, in which case the Participant’s legal guardian or the individual designated in the Participant’s durable power of attorney may exercise or settle the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, or Deferred Stock Unit; and (iii) any transferee of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Deferred Stock Unit, Performance Share Award or Annual Incentive Award shall take the same subject to the terms and conditions of this Plan. No transfer of an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award by will or the laws of descent and distribution, or as otherwise permitted by the Committee, shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award.

9.5.  Securities Laws.

(a)  Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b)  The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, or the payment of a Performance Share Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the Stock Exchange or any other securities exchange, recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

9.6  Withholding Taxes.

(a)  The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit or the payment of a Performance Share Award or Annual Incentive Award or the settlement of a Deferred Stock Unit Award. A Participant may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise or settlement of a Restricted Stock grant, Restricted Stock Unit, Deferred Stock Unit, Performance Share Award, or Annual Incentive Award, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option or Stock Appreciation Right, or the settlement of a Restricted Stock grant, Restricted Stock Unit, Deferred Stock Unit, Performance Share Award or Annual Incentive Award, more shares than are necessary to meet the minimum established tax withholding requirements of federal, state and local obligations.

(b)  A Participant subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if such disposition is approved in accordance with Rule 16b-3 of the Exchange Act. Any election by a Participant to utilize Common Stock for withholding purposes is further subject to the discretion of the Committee.

9.7  Termination and Amendment.

(a)  The Board may terminate the Plan, or the granting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards or Annual Incentive Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after the tenth anniversary of the initial adoption of this Plan by the Board, or approval by the shareholders, whichever is earlier, as noted in Section 1.1.

(b)  The Board may amend or modify the Plan at any time and from time to time, but any amendment or modificationshall be subject to~~, without~~ the approval of the shareholders of the Corporation to the extent required by applicable law, as well as to the extent the Board determines that shareholder approval is desirable for tax, securities, stock exchange, or other purposes~~, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under~~
~~Sections 1.6 and 8.1~~
 ~~; or (iii) change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan~~.

(c)  No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, except as set forth in any Agreement relating to such Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award granted under the Plan.

9.8  Effect on Employment.  Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment, or as a non-employee director or consultant, of the Corporation or a Subsidiary.

9.9  Use of Proceeds.  The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Corporation.

9.10  Approval of Plan.  Unless this Plan has been approved by the shareholders of the Corporation within 12 months after adoption of the Plan by the Board, as required by Section 422 of the Code, this Plan, and any grants or awards made hereunder, shall be of no further force or effect.

	Mark Here	☐
The Board recommends a vote “FOR” the election of the Directors and “FOR” Proposal 2.	for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

1.	Election of Directors. For term ending in 2010	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
		☐	☐	☐
Nominees:

01 Nathaniel F. Bradley IV
02 Anthony R. Ignaczak
03 William I Jacobs

		FOR	AGAINST	ABSTAIN
2.	Amendment and Restatement of the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan — To approve amending and restating the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan.	☐	☐	☐

(Instructions: To withhold authority to vote for any nominee, write that nominee’s name above)

All as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

Dated:	, 2007

Signature of Shareholder

Signature if held jointly
(Please sign exactly as name appears at left. If stock is held by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED

REVOCABLE PROXY
Asset Acceptance Capital Corp.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2007 — 9:00 a.m. Eastern Time
     The undersigned appoints Jennifer L. Adams, Donald Haider and H. Eugene Lockhart, and each of them, proxies, each with full power of substitution, to represent and to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Asset Acceptance Capital Corp., to be held at the Best Western Sterling Inn, 34911 Van Dyke, Sterling Heights, Michigan, on Tuesday, May 22, 2007 at 9:00 a.m., Eastern Time, and at any adjournment. This proxy revokes any proxies previously given.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted FOR the persons named in Proposal 1 and FOR Proposal 2. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.
(Continued and to be signed on the Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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